Exhibit 99.2

EXECUTION VERSION

MORTGAGE LOAN PURCHASE AGREEMENT

This Mortgage Loan Purchase Agreement (this “Agreement”), is dated and effective as of June 16, 2017, between Wells Fargo Bank, National Association, as seller (in such capacity, together with its successors and permitted assigns hereunder, the “Mortgage Loan Seller” or “Seller”), and Morgan Stanley Capital I Inc., as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the “Purchaser”).

RECITALS

The Mortgage Loan Seller desires to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser desires to purchase, subject to the terms and conditions set forth herein, the commercial, multifamily and/or manufactured housing community mortgage loans (collectively, the “Mortgage Loans”) identified on the schedule annexed hereto as Exhibit A (as such schedule may be amended from time to time pursuant to the terms hereof, the “Mortgage Loan Schedule”).

The Purchaser intends to create a trust (the “Trust”), the primary assets of which will be a segregated pool of commercial, multifamily and/or manufactured housing community mortgage loans, that includes the Mortgage Loans. Beneficial ownership of the assets of the Trust (such assets collectively, the “Trust Fund”) will be evidenced by a series of mortgage pass-through certificates (the “Certificates”). Certain classes of the Certificates will be rated by nationally recognized statistical rating organizations (the “Rating Agencies”). Certain classes of Certificates (the “Registered Certificates”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and certain classes of Certificates (the “Non-Registered Certificates”) will not be registered under the Securities Act. The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of June 1, 2017 (the “Pooling and Servicing Agreement”), between Morgan Stanley Capital I Inc., as depositor (the “Depositor”), Wells Fargo Bank, National Association, as general master servicer (in such capacity, the “General Master Servicer”), CWCapital Asset Management LLC, as general special servicer (the “General Special Servicer”), National Cooperative Bank, N.A. (“NCB”), as NCB master servicer and as NCB special servicer, Park Bridge Lender Services LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), as tax administrator and as custodian (in such capacity, the “Custodian”), and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof) (except with respect to the definition of “Servicing File,” which for purposes of this Agreement shall not include the documents described in clause (b) in the definition of such term in the Pooling and Servicing Agreement). Any reference to a provision of the Pooling and Servicing Agreement shall be to the Pooling and Servicing Agreement as in full force and effect on the Closing Date. It is anticipated that the Purchaser will transfer the Mortgage Loans to the Trustee on behalf of the Trust contemporaneously with its purchase of the Mortgage Loans hereunder.

The Purchaser intends to sell the Registered Certificates to Morgan Stanley & Co. LLC (“MS&Co.”), Wells Fargo Securities, LLC (“WFS”), Merrill, Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and Drexel Hamilton, LLC (“Drexel” and, collectively in such capacity, the “Underwriters”) pursuant to an underwriting agreement, dated as of the date hereof (the “Underwriting Agreement”), between the Purchaser, Morgan Stanley Mortgage Capital Holdings LLC and the Underwriters. The Purchaser intends to sell the Non-Registered Certificates (other than the RR Interest) to MS&Co., WFS and MLPF&S (collectively in such capacity, the “Initial Purchasers”) pursuant to a certificate purchase agreement, dated as of the date hereof (the “Certificate Purchase Agreement”), between the Purchaser, Morgan Stanley Mortgage Capital Holdings LLC and the Initial Purchasers. The Purchaser intends to transfer the RR Interest to Morgan Stanley Bank, N.A., the Mortgage Loan Seller and Bank of America, National Association pursuant to the RR Interest Transfer Agreement, dated as of the date hereof (the “RR Interest Transfer Agreement”), between the Depositor, Morgan Stanley Bank, N.A., the Mortgage Loan Seller and Bank of America, National Association. The Certificates are more fully described in (a) that certain prospectus dated June 19, 2017 (together with all annexes and exhibits thereto and information incorporated therein by reference as of the date of filing thereof, the “Prospectus”), relating to the Registered Certificates and (b) that certain private placement memorandum, dated June 19, 2017 (together with all annexes and exhibits thereto, the “Private Placement Memorandum”), relating to the Non-Registered Certificates, as each may be amended or supplemented at any time hereafter.

The Mortgage Loan Seller will indemnify the Depositor, the Underwriters, the Initial Purchasers and certain related parties with respect to certain disclosure regarding the Mortgage Loans that is contained in (a) that certain preliminary prospectus, dated June 12, 2017, relating to the Registered Certificates (together with all annexes and exhibits thereto and information incorporated therein by reference as of the last Time of Sale (as defined in the Indemnification Agreement) with respect to the Registered Certificates, collectively, the “Preliminary Prospectus”), (b) that certain preliminary private placement memorandum, dated June 12, 2017, relating to the Non-Registered Certificates (together with all annexes and exhibits thereto, collectively, the “Preliminary Private Placement Memorandum”), (c) the Prospectus, (d) the Private Placement Memorandum and (e) certain other disclosure documents and offering materials relating to the Certificates, pursuant to an indemnification agreement, dated as of the date hereof (the “Indemnification Agreement”), between the Mortgage Loan Seller, the Depositor, the Underwriters and the Initial Purchasers.

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

Section 1.             Agreement to Purchase. The Mortgage Loan Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, and the Purchaser agrees to purchase from the Mortgage Loan Seller, subject to the terms and conditions set forth herein, the Mortgage Loans. Notwithstanding anything to the contrary herein, (i) the Mortgage Loan identified on Exhibit A hereto as “Del Amo Fashion Center” (the “Del Amo Fashion Center Mortgage Loan”) was co-originated by the Mortgage Loan Seller, Bank of America, National Association (“Bank of America”), Barclays Bank PLC and Société Générale, and the Mortgage Loan Seller is only selling to the Purchaser the related Mortgage Note(s) in favor of the Mortgage Loan Seller and its successors and assigns in the original principal amount of $45,000,000 (and only such Mortgage Note(s) will constitute a “Mortgage Loan” or “Mortgage Note(s)” hereunder), and (ii) the Mortgage Loan identified on Exhibit A hereto as “Market Street – The Woodlands” (the “Market Street – The Woodlands Mortgage Loan”) was co-originated by the Mortgage Loan Seller and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), and the Mortgage Loan Seller is only selling to the Purchaser the related Mortgage Note(s) in favor of the Mortgage Loan Seller and its successors and assigns in the original principal amount of $42,500,000 (and only such Mortgage Note(s) will constitute a “Mortgage Loan” or “Mortgage Note(s)” hereunder). The purchase and sale of the Mortgage Loans shall take place on June 29, 2017 or such other date as shall be mutually acceptable to the parties hereto (the “Closing Date”). As of the Cut-off Date, the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans, if any, on or before such date, whether or not received, of $428,853,759, plus (ii) $45,000,000, representing the 50% pari passu interest of the Mortgage Loan Seller in the Del Amo Fashion Center Mortgage Loan, which pari passu interest is represented by the related Mortgage Note(s) in favor of the Mortgage Loan Seller and its successors and assigns, plus (iii) $42,500,000, representing the 65.4% pari passu interest of the Mortgage Loan Seller in the Market Street – The Woodlands Mortgage Loan, which pari passu interest is represented by the related Mortgage Note(s) in favor of the Mortgage Loan Seller and its successors and assigns, in each case, subject to a variance of plus or minus 5%. The Del Amo Fashion Center Mortgage Loan will have an aggregate balance as of the close of business on the Cut-off Date, after giving effect to any payments during or prior to June 2017, whether or not received, of $90,000,000. The Market Street – The Woodlands Mortgage Loan will have an aggregate balance as of the close of business on the Cut-off Date, after giving effect to any payments during or prior to June 2017, whether or not received, of $65,000,000. The purchase price for the Mortgage Loans shall be a combination of (i) the portion of the RR Interest transferred to the Mortgage Loan Seller pursuant to the RR Interest Transfer Agreement and (ii) a cash amount set forth on the cross receipt between the Mortgage Loan Seller and the Purchaser dated the Closing Date (which price reflects no deduction for any transaction expenses for which the Mortgage Loan Seller is responsible). The Purchaser shall pay and/or direct to be paid the cash portion of such purchase price to the Mortgage Loan Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

Section 2.             Conveyance of the Mortgage Loans. (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof and the other conditions to the Mortgage Loan Seller’s obligations set forth herein, the Mortgage Loan Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, representation or warranty, other than as set forth herein, all of the right, title and interest of the Mortgage Loan Seller in, to and under the Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, with the understanding that a servicing rights purchase and sale agreement or comparable agreement may be executed by the Mortgage Loan Seller and the General Master Servicer. Such assignment includes all scheduled payments of principal and interest under and proceeds of the Mortgage Loans received after their respective Cut-off Dates (other than scheduled payments of interest and principal due on or before their respective Cut-off Dates, which shall belong and be promptly remitted to the Mortgage Loan Seller) together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller (including all documents included in the related Mortgage Files and Servicing Files and any other documents required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement). The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Qualified Substitute Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date, in each case, which shall belong to the Mortgage Loan Seller).

After the Mortgage Loan Seller’s transfer of the Mortgage Loans to the Purchaser, as provided herein, the Mortgage Loan Seller shall not take any action inconsistent with the Purchaser’s ownership of the Mortgage Loans. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Mortgage Loan Seller is expressly permitted to complete subsequent to the Closing Date, the Mortgage Loan Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser.

(b)          The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is intended by the parties hereto to constitute a sale by the Mortgage Loan Seller of all the Mortgage Loan Seller’s right, title and interest in and to such Mortgage Loans and such other related rights and property by the Mortgage Loan Seller to the Purchaser. Furthermore, it is not intended that such conveyance be a pledge of security for a loan. If such conveyance is determined to be a pledge of security for a loan, however, then: (i) this Agreement shall constitute a security agreement under applicable law; (ii) the Mortgage Loan Seller shall be deemed to have granted to the Purchaser, and in any event, the Mortgage Loan Seller hereby grants to the Purchaser, a first priority security interest in all of the Mortgage Loan Seller’s right, title and interest, whether now owned or hereafter acquired, in and to (1) the Mortgage Loans, (2) all documents included in the related Mortgage Files and Servicing Files, (3) all scheduled payments of principal and interest due on the Mortgage Loans after their respective Cut-off Dates, and (4) all other recoveries of principal and interest collected thereon after their respective Cut-off Dates (other than scheduled payments of principal and interest due on the Mortgage Loans on or before their respective Cut-off Dates and collected after such respective Cut-off Dates or, in the case of Qualified Substitute Mortgage Loans (if any), due on or prior to the related date of substitution and collected after such date); (iii) the assignment by the Purchaser to the Trustee of its interests in the Mortgage Loans as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Purchaser (or the Custodian) of the Mortgage Notes with respect to the Mortgage Loans subject hereto from time to time and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law; and (v) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Mortgage Loan Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

(c)          In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, the Custodian, (x) on or before the Closing Date, the Mortgage Note relating to each Mortgage Loan so assigned, endorsed to the Trustee or in blank as specified in clause (i) of the definition of “Mortgage File” (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note as specified in clause (i) of the definition of “Mortgage File”) and (y) on or before the date that is forty-five (45) days following the Closing Date (or such later date as may be provided under Sections 2.01(b) or (c) of the Pooling and Servicing Agreement with respect to any item), the remainder of the Mortgage File for each Mortgage Loan and, except in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan as of the Closing Date (which delivery shall be subject to clauses (e) and (f) in the proviso of the definition of “Mortgage File”), any other items required to be delivered or deposited by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement (other than amounts from reserve accounts and originals of letters of credit, which shall be transferred to the General Master Servicer) for each Mortgage Loan, and shall take such other actions and pay such costs with respect to the Mortgage Loans as may be required under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement.

Notwithstanding anything to the contrary contained herein, (i) with respect to the Del Amo Fashion Center Mortgage Loan, the obligations of each of the Mortgage Loan Seller and Bank of America to deliver a Mortgage Note to the Custodian shall be limited to delivery of only the Mortgage Note(s) held by such party to the Custodian, and (ii) with respect to the Market Street – The Woodlands Mortgage Loan, the obligations of each of the Mortgage Loan Seller and MSMCH to deliver a Mortgage Note to the Custodian shall be limited to delivery of only the Mortgage Note(s) held by such party to the Custodian. With respect to the Del Amo Fashion Center Mortgage Loan, the obligations of the Mortgage Loan Seller and Bank of America to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the Mortgage Loan Seller or Bank of America may deliver one Mortgage File or one of any other document required to be delivered with respect to the Del Amo Fashion Center Mortgage Loan hereunder, and such delivery shall satisfy such delivery requirements for each of the Mortgage Loan Seller and Bank of America. With respect to the Market Street – The Woodlands Mortgage Loan, the obligations of the Mortgage Loan Seller and MSMCH to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of the Mortgage Loan Seller or MSMCH may deliver one Mortgage File or one of any other document required to be delivered with respect to the Market Street – The Woodlands Mortgage Loan hereunder, and such delivery shall satisfy such delivery requirements for each of the Mortgage Loan Seller and MSMCH.

(d)          In accordance with Section 2.01(b) of the Pooling and Servicing Agreement, with respect to the delivery of a letter of credit in the manner described in clause (A) of clause (xii) of the definition of “Mortgage File”, the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Agreement and the Pooling and Servicing Agreement by delivering to the Custodian within ten (10) Business Days following the Closing Date with respect to any such letter(s) of credit a copy of such letter of credit, the transfer documentation and such transmittal communication to the issuing bank indicating that such document has been delivered to the issuing bank for reissuance. If a letter of credit is not in a form that would allow the General Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the Mortgage Loan Seller shall deliver copies of the appropriate transfer or assignment documents to the Custodian promptly following receipt of written notification thereof. If not otherwise paid by the related Mortgagor, the Mortgage Loan Seller shall pay any transfer fee required in order to transfer the beneficiary’s interest from such Mortgage Loan Seller to the General Master Servicer on behalf of the Trust as required hereunder and shall cooperate with the reasonable requests of the General Master Servicer in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is reissued to the General Master Servicer on behalf of the Trust.

With respect to letters of credit delivered in accordance with subclause (B) of clause (xii) of the definition of “Mortgage File”, within sixty (60) days of the Closing Date or such shorter period as is required by the terms of such letter of credit or other applicable Mortgage Loan documents, the Mortgage Loan Seller shall notify the bank issuing the letter of credit that the General Master Servicer on behalf of the Trustee shall be the beneficiary under such letter of credit. Section 3.01(f) of Pooling and Servicing Agreement requires the General Master Servicer to present such letter of credit and the related assignment documentation delivered by the Mortgage Loan Seller to the letter of credit bank issuing such letter of credit and request that such letter of credit bank reissue the letter of credit in the name of “Wells Fargo Bank, National Association, as General Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of registered holders of BANK 2017-BNK5, Commercial Mortgage Pass-Through Certificates, Series 2017-BNK5”. Section 3.01(f) of Pooling and Servicing Agreement further requires the General Master Servicer to use reasonable efforts to obtain such reissued letter of credit back from the issuing letter of credit bank within sixty (60) days (and in any event within ninety (90) days) following the Closing Date. The Mortgage Loan Seller shall provide such reasonable cooperation as requested by the General Master Servicer, including without limitation by delivering such additional assignment or amendment documents required by the issuing bank in order to reissue a letter of credit as provided above.

(e)          In addition, with respect to the Mortgage Loans secured by the Mortgaged Properties identified as Richmond Marriott Short Pump, Charlotte Southpark Marriott and Marriott Minneapolis Northwest on the Mortgage Loan Schedule, which are subject to a franchise agreement with a related comfort letter in favor of the Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders or otherwise have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Mortgage Loan Seller shall, within forty-five (45) days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice to or make any such required request of the related franchisor (with a copy to the General Master Servicer).

(f)          In connection with the Mortgage Loan Seller’s assignment pursuant to Section 2(a) above, the Mortgage Loan Seller, at its expense, shall deliver to and deposit with, or cause to be delivered to and deposited with, or make available to, the General Master Servicer in accordance with Section 2.01(d) of the Pooling and Servicing Agreement, the following items: (i) within the timeframes for delivery set forth in Section 2(c) above, a copy of the Mortgage File for each Mortgage Loan (except that copies of instruments of assignment will be delivered by the Custodian when the originals are returned or delivered, as applicable, to it in accordance with the requirements of Section 2.01(b) of the Pooling and Servicing Agreement); (ii) within the timeframe for delivery set forth in Section 2.01(d) of the Pooling and Servicing Agreement, and except in the case of a Mortgage Loan that is part of a Non-Serviced Whole Loan, originals or copies of all financial statements, appraisals, environmental reports, engineering reports, Insurance Policies, certificates, guaranty/indemnity agreements, property inspection reports, escrow analysis, tax bills, third-party management agreements, asset summary and financial information on the borrower/sponsor and any guarantor (including, without limitation, any operating statements), in each case relating to the origination and servicing of any Mortgage Loan or related Serviced Whole Loan that are reasonably necessary for the ongoing administration and/or servicing of the applicable Mortgage Loan or Serviced Whole Loan in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans or related Serviced Whole Loan(s) (provided that the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents); and (iii) all unapplied reserve funds and Escrow Payments in the possession or under the control of the Mortgage Loan Seller that relate to the Mortgage Loans (other than any Non-Serviced Whole Loans). In addition, not later than the Closing Date, the Mortgage Loan Seller shall provide to the General Master Servicer the initial data with respect to each Mortgage Loan that is necessary for the preparation of the initial CREFC® Financial File and CREFC® Loan Periodic Update File required to be delivered by the General Master Servicer under the Pooling and Servicing Agreement.

(g)          Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Mortgage Loan Seller shall report its transfer of the Mortgage Loans to the Purchaser, as provided herein, as a sale of the Mortgage Loans to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Mortgage Loan Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan) and to reflect that the Mortgage Loans are no longer property of the Mortgage Loan Seller. In no event shall the Mortgage Loan Seller take any action that is inconsistent with the Trust’s ownership of each Mortgage Loan following the Closing Date.

(h)          The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement (except with respect to the Administrative Cost Rate). The Mortgage Loan Seller shall, within fifteen (15) days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule; provided that this sentence shall not be construed to relieve the Mortgage Loan Seller of any liability for any related Breach or to shorten the period available to the Mortgage Loan Seller with respect to the cure, repurchase or substitution provisions with respect to a Material Defect set forth in Section 5.

Section 3.             Examination of Mortgage Loan Files and Due Diligence Review. The Mortgage Loan Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans, that may be undertaken by or on behalf of the Purchaser on or before the Closing Date. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans, shall not affect the Purchaser’s right to pursue any remedy available in equity or at law for a breach of the Mortgage Loan Seller’s representations and warranties made pursuant to Section 4, except as expressly set forth in Section 5.

Section 4.             Representations, Warranties and Covenants of the Mortgage Loan Seller and the Purchaser. (a) The Mortgage Loan Seller hereby makes, as of the date hereof (and, in connection with any replacement of a Defective Loan (as defined in Section 4(f) hereof) with one or more Qualified Substitute Mortgage Loans (also as defined in Section 4(f) hereof), pursuant to Section 5(a) hereof, as of the related date of substitution), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the date hereof, to and for the benefit of the Mortgage Loan Seller, each of the representations and warranties set forth in Exhibit B-2.

(b)          The Mortgage Loan Seller hereby makes, as of the date hereof (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit C, subject to the exceptions set forth in Schedule C. The Mortgage Loan Seller is also referred to herein as the “Responsible Repurchase Party”.

(c)          The Mortgage Loan Seller hereby represents and warrants, as of the date hereof, to and for the benefit of the Purchaser only, that the Mortgage Loan Seller has not dealt with any broker, investment banker, agent or other person (other than the Depositor or an affiliate thereof, the Underwriters and the Initial Purchasers) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

(d)          The Mortgage Loan Seller hereby represents and warrants that, with respect to the Mortgage Loans and the Mortgage Loan Seller’s role as “originator” (or the role of any third party as “originator” of any Mortgage Loan for which the Mortgage Loan Seller was not the originator) and “sponsor” in connection with the issuance of the Registered Certificates, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Mortgage Loan Seller contained in each of the Preliminary Prospectus and the Prospectus complies in all material respects with the applicable disclosure requirements of Regulation AB as in effect on the date hereof and for which compliance is required as of the date hereof. As used herein, “Regulation AB” means Subpart 229.1100 – Asset Backed Securities

(Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Securities and Exchange Commission (the “Commission”) or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

(e)          With respect to each Servicing Function Participant that services a Mortgage Loan as of the Closing Date, the Mortgage Loan Seller either (i) represents and warrants that as of the date hereof such Servicing Function Participant is expected to be an Initial Sub-Servicer under the Pooling and Servicing Agreement or (ii) (A) represents and warrants that it has caused each such Servicing Function Participant to be required to comply, as evidenced by written documentation between each such Servicing Function Participant and the Mortgage Loan Seller, with all reporting requirements set forth in Article XI of the Pooling and Servicing Agreement (including but not limited to the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related and related costs, judgments any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable) applicable to such Servicing Function Participant for the Mortgage Loans and (B) covenants with the Purchaser that, for so long as the Trust is subject to the reporting requirements of the Exchange Act, it shall cause each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply with all reporting requirements set forth therein.

(f)          The Responsible Repurchase Party hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of any substitution, with respect to any replacement Mortgage Loan (a “Qualified Substitute Mortgage Loan”) that is substituted for a Defective Loan by the Responsible Repurchase Party pursuant to Section 5(a) of this Agreement, each of the representations and warranties set forth in Exhibit C to this Agreement. For purposes of the representations and warranties set forth in Exhibit C, representations and warranties made as of the Closing Date or as of the Cut-off Date shall, in the case of a Qualified Substitute Mortgage Loan, be made as of the date of substitution. From and after the date of substitution, each Qualified Substitute Mortgage Loan, if any, shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. A “Defective Loan” is any Mortgage Loan as to which there is an unremedied Material Defect.

(g)          Except for the agreed-upon procedures report obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (such report, the “Accountants’ Due Diligence Report”), the Mortgage Loan Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Purchaser) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and Private Placement Memorandum and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Mortgage Loan Seller has not employed (and, through and including the Closing Date, will not employ without the consent of the Purchaser) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and

Private Placement Memorandum. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 4(g).

(h)         Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File (including, if applicable, any additional documents that the Mortgage Loan Seller believes should be included to enable the Asset Representations Reviewer to perform an Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified) to the Designated Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Mortgage Loan Seller.

(i)          Within sixty (60) days after the Closing Date, the Mortgage Loan Seller shall provide the Depositor a certificate substantially in the form of Exhibit E (which may be sent by email).

(j)          If, as part of an Asset Review of a Mortgage Loan, the Asset Representations Reviewer determines it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, then, upon written request of the Asset Representations Reviewer, the Mortgage Loan Seller shall provide to the Asset Representations Reviewer, within ten (10) Business Days of receipt of such written request, any such document; provided, however, that the Mortgage Loan Seller shall be required to deliver such missing document only to the extent that such document is in the possession of the Mortgage Loan Seller, but in any event excluding any documents that contain information that is proprietary to the related originator or the Mortgage Loan Seller or any draft documents or privileged or internal communications.

(k)         Upon the completion of an Asset Review with respect to each Mortgage Loan in accordance with the Pooling and Servicing Agreement and receipt of a written invoice from the Asset Representations Reviewer, the Mortgage Loan Seller shall pay the Asset Representations Reviewer Asset Review Fee for the Mortgage Loans subject to that Asset Review (or, (i) with respect to the Del Amo Fashion Center Mortgage Loan, a fee equal to the Asset Representations Reviewer Asset Review Fee for the entire Del Amo Fashion Center Mortgage Loan, multiplied by 50%, or (ii) with respect to the Market Street – The Woodlands Mortgage Loan, a fee equal to the Asset Representations Reviewer Asset Review Fee for the entire Market Street – The Woodlands Mortgage Loan, multiplied by 65.4%) within sixty (60) days of such written invoice by the Asset Representations Reviewer.

(l)          The Mortgage Loan Seller acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03 of the Pooling and Servicing Agreement, the Mortgage Loan Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method.

(m)         The Mortgage Loan Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon any failure by the Mortgage Loan Seller to (A) pay the fees described under Section 4(k) above within sixty (60) days of written invoice by the Asset Representations Reviewer or (B) provide all documents (i) required to be delivered by it pursuant to Section 4(i) of this Agreement, and (ii) within sixty (60) days of the Closing Date, under the definition of “Diligence File” in the Pooling and Servicing Agreement (or such later date specified herein or in the Pooling and Servicing Agreement).

(n)          The Mortgage Loan Seller covenants with the Purchaser that if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as a result of the occurrence of any event that occurred prior to the Closing Date with respect to the Mortgage Loans or the Mortgage Loan Seller (and the Mortgage Loan Seller hereby covenants to promptly notify the Depositor, the Underwriters and the Initial Purchasers of the occurrence of any such event to the extent it has knowledge thereof), an amendment or supplement to the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, is necessary to be delivered in connection with sales of the Certificates by the Underwriters, the Initial Purchasers or a dealer, in order to correct any untrue statement of a material fact or any omission to state a material fact required to be stated therein (solely in the case of the Prospectus) or necessary to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading, or an amendment or supplement to the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, is necessary to comply with applicable law, the Mortgage Loan Seller shall do all things necessary (or, with respect to information relating to the Mortgage Loans, provide all information in its possession) to assist the Depositor to prepare and furnish, at the expense of the Mortgage Loan Seller (to the extent that such amendment or supplement relates to the Mortgage Loan Seller, the Mortgage Loans and/or any information describing the same, as provided by the Mortgage Loan Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, will not so contain an untrue statement of material fact or omit to state a material fact required to be stated therein (solely in the case of the Prospectus) or necessary to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading or so that the Prospectus or Private Placement Memorandum (as so annexed or supplemented), including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information regarding the Mortgage Loans or the Mortgage Loan Seller, will not so fail to comply with applicable law. All terms used in this Section 4(n) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement. Notwithstanding the foregoing, the Mortgage Loan Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans or any changes in condition or circumstance of any Mortgaged Property, Mortgagor, guarantor or any of their Affiliates after the Closing Date in connection with its obligations under this Section 4(n). The

Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 4(n).

Section 5.             Notice of Breach; Cure, Repurchase and Substitution. (a) The Mortgage Loan Seller shall, not later than ninety (90) days after (i) except in the case of the succeeding clause (ii), the Mortgage Loan Seller’s receipt of notice of or, if earlier, the Mortgage Loan Seller’s discovery of, a Material Defect or (ii) in the case of a Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (x) the discovery by the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement of such Material Defect and (y) receipt of notice of the Material Defect from any party to the Pooling and Servicing Agreement (such ninety (90) day period, the “Initial Cure Period”), (A) cure such Material Defect in all material respects, at the Mortgage Loan Seller’s own expense, including reimbursement of any related reasonable additional expenses of the Trust reasonably incurred by any party to the Pooling and Servicing Agreement, (B) repurchase the affected Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable), at the applicable Purchase Price and in conformity with this Agreement and Section 2.03 of the Pooling and Servicing Agreement or (C) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the General Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith and in conformity with this Agreement and Section 2.03 of the Pooling and Servicing Agreement; provided, however, that except with respect to a Material Defect resulting solely from the failure by the Mortgage Loan Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, the Mortgage Loan Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (such additional ninety (90) day period, the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) or substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)); provided, further, that with respect to such Extended Cure Period the Mortgage Loan Seller has delivered an officer’s certificate to the Trustee, the Certificate Administrator, the General Master Servicer, the General Special Servicer, the Operating Advisor and (with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, prior to the occurrence of a Consultation Termination Event) the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Material Defect will be cured within the Extended Cure Period; and provided, further, that, if any such Material Defect is not cured after the Initial Cure Period and any such Extended Cure Period solely due to the failure of the Mortgage Loan Seller to have received the recorded document, then the Mortgage Loan Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the Closing Date so long as the Mortgage Loan Seller certifies to the Trustee, the General Master Servicer, the General Special Servicer and the Certificate Administrator no less than every ninety (90) days, beginning at the end of such Initial Cure Period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the Mortgage Loan Seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, any Defect or Breach that causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and (subject to the Mortgage Loan Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or substituted for without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the Mortgage Loan Seller are to be remitted by wire transfer to the General Master Servicer for deposit into the Collection Account. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

If the Mortgage Loan Seller, in connection with a Material Defect (or an allegation of a Material Defect) pertaining to a Mortgage Loan agrees to a Loss of Value Payment, pursuant to any agreement or a settlement between the Mortgage Loan Seller and the General Special Servicer on behalf of the Trust (and, with respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the Holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) with respect to such Mortgage Loan, the amount of such Loss of Value Payment shall be remitted by wire transfer to the General Special Servicer for deposit into the Loss of Value Reserve Fund. The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the General Special Servicer in respect of such Loss of Value Payment and the portion of fees of the Asset Representations Reviewer payable pursuant to Section 4(k) above attributable to the Asset Review of such Mortgage Loan and not previously paid by the Mortgage Loan Seller. If such Loss of Value Payment is made, the Loss of Value Payment shall serve as the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Material Defect in lieu of any obligation of the Mortgage Loan Seller to otherwise cure such Material Defect or repurchase or substitute for the affected Mortgage Loan based on such Material Defect under any circumstances. This paragraph is intended to apply only to a mutual agreement or settlement between the Mortgage Loan Seller and the General Special Servicer on behalf of the Trust. The following terms shall apply to any Loss of Value Payment: (i) prior to any agreement or settlement between the Mortgage Loan Seller and the General Special Servicer nothing in this paragraph shall preclude the Mortgage Loan Seller, the General Master Servicer or the General Special Servicer, as applicable, from exercising any of its rights related to a Material Defect in the manner and timing set forth in this Agreement (excluding this paragraph) or the Pooling and Servicing Agreement (including any right to cure, repurchase or substitute for such Mortgage Loan), (ii) such Loss of Value Payment shall not be greater than the Purchase Price of the affected Mortgage Loan; and (iii) a Material Defect as a result of a Mortgage Loan not constituting a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a “qualified mortgage”) may not be cured by a Loss of Value Payment.

The Mortgage Loan Seller’s obligation to cure any Material Defect, repurchase or substitute for any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to this Section 5 shall constitute the sole remedy available to the Purchaser in connection with a Material Defect; provided, however, that no limitation of remedy is implied with respect to the Mortgage Loan Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes.

The remedies provided for in this subsection with respect to any Material Defect with respect to any Mortgage Loan shall also apply to the related REO Property.

If any Breach that constitutes a Material Defect pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Mortgage Loan Seller shall cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the General Master Servicer, the General Special Servicer, the Certificate Administrator, the Trustee or the Trust that are incurred as a result of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees payable pursuant to Section 4(k) above to the extent not previously paid by the Mortgage Loan Seller to the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided that in the event any such costs and expenses exceed $10,000, the Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses; provided, further, that if the Breach relates to (i) the Del Amo Fashion Center Mortgage Loan, the Mortgage Loan Seller shall be responsible for 50% of all such costs and expenses unless such Breach relates solely to the Mortgage Notes sold by the Mortgage Loan Seller, or (ii) the Market Street – The Woodlands Mortgage Loan, the Mortgage Loan Seller shall be responsible for 65.4% of all such costs and expenses unless such Breach relates solely to the Mortgage Note sold by the Mortgage Loan Seller. Except as provided in the provisos to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs and expenses to the General Special Servicer for disbursement to the applicable Persons and upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the related Mortgagor shall promptly be returned to the Mortgage Loan Seller.

Notwithstanding anything contained in this Agreement or the Pooling and Servicing Agreement, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect shall relieve the Mortgage Loan Seller of its obligation to repurchase or substitute for the related Mortgage Loan under this Agreement if (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is a result of the failure by the Purchaser or any other party to the Pooling and Servicing Agreement to provide prompt notice as required by the terms of this Agreement or the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (it being understood that knowledge shall not be deemed to exist by reason of the Custodial Exception Report or possession of the Mortgage File), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay precludes the Mortgage Loan Seller from curing such Material Defect. Notwithstanding anything contained in this Agreement, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan pursuant to Section 2 hereof shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Mortgage Loan Seller provides an Opinion of Counsel to the effect that such release would not cause an Adverse REMIC Event and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

(b)          Whenever one or more Qualified Substitute Mortgage Loans are substituted for a Defective Loan by the Responsible Repurchase Party as contemplated by this Section 5, upon direction by the General Master Servicer or the General Special Servicer, as applicable, the Responsible Repurchase Party shall deliver to the Custodian the related Mortgage File and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies or such Qualified Substitute Mortgage Loans satisfy, as the case may be, all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in the Pooling and Servicing Agreement. No mortgage loan may be substituted for a Defective Loan as contemplated by this Section 5 if the Mortgage Loan to be replaced was itself a Qualified Substitute Mortgage Loan, in which case, absent a cure of the relevant Material Defect, the affected Mortgage Loan will be required to be repurchased as contemplated hereby. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related date of substitution, and Periodic Payments due with respect to each corresponding Deleted Mortgage Loan (if any) after its respective Cut-off Date and on or prior to the related date of substitution, shall be part of the Trust Fund. Periodic Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related date of substitution, and Periodic Payments due with respect to each corresponding Defective Loan that is purchased or repurchased, as the case may be, or replaced with one or more Qualified Substitute Mortgage Loans (any such Mortgage Loan, a “Deleted Mortgage Loan”) (if any) after the related date of substitution, shall not be part of the Trust

Fund and are to be remitted by the General Master Servicer to the Responsible Repurchase Party promptly following receipt.

If any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5, upon direction by the General Master Servicer or the General Special Servicer, as applicable, the Mortgage Loan Seller shall amend the Mortgage Loan Schedule to reflect the removal of any Deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule to the parties to the Pooling and Servicing Agreement. Upon any substitution of one or more Qualified Substitute Mortgage Loans for a Deleted Mortgage Loan, such Qualified Substitute Mortgage Loan(s) shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

If any Mortgage Loan that is part of a Crossed Mortgage Loan Group is required to be repurchased or substituted, the provisions of Section 2.03(h), Section 2.03(i) and Section 2.03(j) of the Pooling and Servicing Agreement shall apply.

(c)          The Responsible Repurchase Party shall be entitled, and the Purchaser shall cause the Pooling and Servicing Agreement to entitle the Responsible Repurchase Party, upon the date when the full amount of the Purchase Price or Substitution Shortfall Amount (as the case may be) for any Mortgage Loan repurchased or replaced as contemplated by this Section 5 has been deposited in the account designated therefor by the Trustee as the assignee of the Purchaser (or the General Master Servicer on behalf of the Trustee) and, if applicable, receipt by the Trustee as the assignee of the Purchaser (or the Custodian) of the Mortgage File for each Qualified Substitute Mortgage Loan (if any) to be substituted for a Deleted Mortgage Loan, together with any certifications and/or opinions required pursuant to this Section 5 to be delivered by the Responsible Repurchase Party, to (i) a release of the Mortgage File and any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement for the Deleted Mortgage Loan to the Responsible Repurchase Party or its designee, (ii) the execution and delivery of such instruments of release, transfer and/or assignment, in each case without recourse, as shall be prepared by the Responsible Repurchase Party and are reasonably necessary to vest in the Responsible Repurchase Party or its designee the ownership of such Deleted Mortgage Loan, and (iii) the execution and delivery of notice to the affected Mortgagor of the retransfer of such Deleted Mortgage Loan. In connection with any such repurchase or substitution by the Responsible Repurchase Party, the Purchaser shall also cause the Pooling and Servicing Agreement to require each of the General Master Servicer and the General Special Servicer to deliver to the Responsible Repurchase Party or its designee, and the Responsible Repurchase Party or its designee shall be entitled to delivery from the General Master Servicer and the General Special Servicer of, any portion of the related Servicing File (as such term is defined in the Pooling and Servicing Agreement), together with any Escrow Payments, reserve funds and any other items required to be delivered by the Mortgage Loan Seller under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement, held by or on behalf of the General Master Servicer or the General Special Servicer, as the case may be, with respect to the Deleted Mortgage Loan, in each case at the expense of the Responsible Repurchase Party.

(d)          [Reserved.]

(e)          The Mortgage Loan Seller acknowledges and agrees that the Purchaser shall have no liability to the Mortgage Loan Seller or otherwise for any failure of the Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement to perform its obligations provided for thereunder.

(f)          The Mortgage Loan Seller (to the extent it receives any request or demand, whether oral or written, that a Mortgage Loan be repurchased or replaced, whether arising from a Material Defect or other breach of a representation or warranty, such recipient a “Seller Request Recipient” and such request or demand, a “Repurchase Request”) agrees to provide to the Purchaser: (i) written notice of any Repurchase Request, which notice will specify if such Repurchase Request is a 15Ga-1 Notice; (ii) written notice of (A) the existence of any dispute regarding such Repurchase Request, whether written or oral, between such Seller Request Recipient and the Person making such Repurchase Request, (B) the expiration of any applicable Initial Cure Period, or, if applicable, any Extended Cure Period, (C) the withdrawal of such Repurchase Request by the Person making such Repurchase Request, (D) the rejection of such Repurchase Request by the Seller Request Recipient and (E) the repurchase or replacement of any Mortgage Loan pursuant to this Section 5 and Section 2.03 of the Pooling and Servicing Agreement; and (iii) upon reasonable request of the Purchaser (subject to Section 5(g)), such other information in the Seller Request Recipient’s possession as would be necessary to permit the Purchaser to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase or replacement requests or demands of any Person relating to any Mortgage Loan or to comply with any other obligations applicable to it under law or regulation.

Each notice required to be delivered pursuant to this Section 5(f) may be delivered by electronic means. Each notice required to be delivered pursuant to clauses (i) and (ii) of the immediately preceding paragraph shall be given not later than the tenth (10th) Business Day after the event giving rise to the requirement for such notice and any information requested pursuant to clause (iii) of the immediately preceding paragraph shall be provided as promptly as practicable after such request is made. Each notice required to be delivered pursuant to clause (i) of the immediately preceding paragraph shall identify (a) the date on which such Repurchase Request was made, (b) the Mortgage Loan with respect to which such Repurchase Request was made, (c) the identity of the Person making such request, and (d) the basis, if any, asserted for such request by such Person. Each notice required to be delivered pursuant to clause (ii) of the immediately preceding paragraph shall identify (a) the date of such withdrawal, rejection, repurchase or replacement, or the date of the commencement of such dispute, as applicable, (b) if pertaining to a dispute, the nature of such dispute, (c) if pertaining to the expiration of an Initial Cure Period or an Extended Cure Period, the expiration date of such Initial Cure Period or, if applicable, an Extended Cure Period, (d) if pertaining to a withdrawal, the basis for such withdrawal given to the Seller Request Recipient or an indication that no basis was given by the Person withdrawing such Repurchase Request, (e) if pertaining to a rejection by the Seller Request Recipient, the basis for the Seller Request Recipient’s rejection and (f) if pertaining to a repurchase or replacement, the date of such repurchase or replacement.

(g)          Each of the Mortgage Loan Seller and the Purchaser acknowledge and agree that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Mortgage Loan Seller or the Purchaser with any 15Ga-1

Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Mortgage Loan Seller or the Purchaser under the Pooling and Servicing Agreement is provided only to assist the Mortgage Loan Seller, the Purchaser and any of their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation, (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Mortgage Loan Seller or the Purchaser pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement and (iv) receipt of a 15Ga-1 Notice or delivery of any notice required to be delivered pursuant to Section 5(f) shall not in and of itself constitute delivery, or receipt, of notice of any Material Defect or knowledge on the part of the Mortgage Loan Seller or Responsible Repurchase Party of any Material Defect or admission by the Mortgage Loan Seller or Responsible Repurchase Party of the existence of any Material Defect.

(h)          The Mortgage Loan Seller shall provide to the Purchaser relevant portions of any Form ABS-15G that the Mortgage Loan Seller is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Repurchase Request with respect to any Mortgage Loan) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Commission. Promptly upon request, the Purchaser shall provide or cause to be provided to the Mortgage Loan Seller such information regarding the principal balance of any Mortgage Loan as is necessary in order for the Mortgage Loan Seller to prepare any such Form ABS-15G.

(i)           The Purchaser shall provide to the Mortgage Loan Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Commission pursuant to Rule 15Ga-1 under the Exchange Act (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Mortgage Loan Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Commission. The Trust’s CIK# is 0001706303.

(j)           Notwithstanding anything to the contrary herein, the Mortgage Loan Seller’s obligation in respect of a Material Defect with respect to the Del Amo Fashion Center Mortgage Loan or the Market Street – The Woodlands Mortgage Loan shall be solely in respect of the Mortgage Loan Seller’s pro rata share of the Del Amo Fashion Center Mortgage Loan or the Market Street – The Woodlands Mortgage Loan, respectively, based on the Mortgage Loan Seller’s respective percentage interest as of the date hereof in the Del Amo Fashion Center Mortgage Loan or the Market Street – The Woodlands Mortgage Loan, respectively.

(k)               If the Mortgage Note or Mortgage Notes with respect to the Del Amo Fashion Center Mortgage Loan in favor of the Mortgage Loan Seller and its successors and assigns are repurchased or replaced by the Mortgage Loan Seller pursuant to this Section 5, and any other related mortgage notes evidencing the Del Amo Fashion Center Mortgage Loan are not repurchased or replaced by Bank of America and any such mortgage note remains in the Trust, then the Mortgage Loan Seller and the Purchaser hereby agree that (i) the provisions in Section 3.30 of the Pooling and Servicing Agreement and the related Intercreditor Agreement shall govern the servicing and administration of the Del Amo Fashion Center Mortgage Loan as if (a) the remaining mortgage notes in the Trust were collectively a Non-Serviced Mortgage Loan and (b) each repurchased Mortgage Note were a Non-Serviced Companion Loan, (ii) the Mortgage Loan Seller and its successors and assigns in respect of such repurchased or replaced Mortgage Note shall be bound by such Section 3.30 as if it were a party to the Pooling and Servicing Agreement and (iii) the Mortgage Loan Seller and its successors and assigns shall from time to time (as may be necessary) deliver to the General Master Servicer or the General Special Servicer, as applicable, the Mortgage Loan documents constituting or related to any applicable Mortgage Note repurchased by it, any requests for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the related Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or equity with respect to the related Mortgage Note.

 (l)          If the Mortgage Note or Mortgage Notes with respect to the Market Street – The Woodlands Mortgage Loan in favor of the Mortgage Loan Seller and its successors and assigns are repurchased or replaced by the Mortgage Loan Seller pursuant to this Section 5, and any other related mortgage notes evidencing the Market Street – The Woodlands Mortgage Loan are not repurchased or replaced by MSMCH and any such mortgage note remains in the Trust, then the Mortgage Loan Seller and the Purchaser hereby agree that (i) the provisions in Section 3.30 of the Pooling and Servicing Agreement and the related Intercreditor Agreement shall govern the servicing and administration of the Market Street – The Woodlands Mortgage Loan as if (a) the remaining mortgage notes in the Trust were collectively a Serviced Pari Passu Mortgage Loan and (b) each repurchased Mortgage Note were a Serviced Pari Passu Companion Loan, (ii) the Mortgage Loan Seller and its successors and assigns in respect of such repurchased or replaced Mortgage Note shall be bound by such Section 3.30 as if it were a party to the Pooling and Servicing Agreement and (iii) the Mortgage Loan Seller and its successors and assigns shall from time to time (as may be necessary) deliver to the General Master Servicer or the General Special Servicer, as applicable, the Mortgage Loan documents constituting or related to any applicable Mortgage Note repurchased by it, any requests for release and any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of the related Mortgaged Property or to any legal action or to enforce any other remedies or rights provided by the related Mortgage Note or Mortgage or otherwise available at law or equity with respect to the related Mortgage Note.

Section 6.             Closing. The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of special counsel to the Purchaser at 10:00 a.m., New York City time, on the Closing Date.

The Closing shall be subject to each of the following conditions:

(i)          All of the representations and warranties of the Mortgage Loan Seller and the Purchaser made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date (or as of such other specific date expressly contemplated by any such representation or warranty);

(ii)         All documents specified in Section 7 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects the obligations of the Mortgage Loan Seller hereunder or the rights of the Mortgage Loan Seller as a third party beneficiary thereunder), to the Mortgage Loan Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

(iii)        The Mortgage Loan Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto on or before the Closing Date pursuant to Section 2 of this Agreement;

(iv)        The result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

(v)         All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Mortgage Loan Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed by it after the Closing Date;

(vi)        The Mortgage Loan Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement;

(vii)       The Mortgage Loan Seller shall have received the purchase price for the Mortgage Loans, as contemplated by Section 1 of this Agreement;

(viii)      Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms; and

(ix)        The Commission shall not have issued any stop order suspending the effectiveness of the Purchaser’s Registration Statement.

(x)         Prior to the delivery of the Preliminary Prospectus to investors, an officer of the Mortgage Loan Seller shall have delivered to the Depositor a sub-certification (the “Mortgage Loan Seller Sub-Certification”) to the certification provided by the Chief Executive Officer of the Depositor to the Securities and Exchange Commission pursuant to Regulation AB.

Each of the parties agrees to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

Section 7.            Closing Documents. The Purchaser or its designee shall have received all of the following Closing Documents, in such forms as are agreed upon and acceptable to the Purchaser, the Underwriters, the Initial Purchasers and the Rating Agencies (collectively, the “Interested Parties”), and upon which the Interested Parties may rely:

(i)          This Agreement, duly executed by the Purchaser and the Mortgage Loan Seller;

(ii)         Each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

(iii)        A Secretary’s Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Mortgage Loan Seller, in his or her individual capacity, and dated the Closing Date, and upon which the Interested Parties may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Mortgage Loan Seller authorizing the Mortgage Loan Seller’s entering into the transactions contemplated by this Agreement and the Indemnification Agreement, and (B) the organizational documents of the Mortgage Loan Seller;

(iv)        A certificate of good standing with respect to the Mortgage Loan Seller issued by the Office of the Comptroller of the Currency not earlier than thirty (30) days prior to the Closing Date, and upon which the Interested Parties may rely;

(v)         A certificate of the Mortgage Loan Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Mortgage Loan Seller on the Mortgage Loan Seller’s behalf and dated the Closing Date, and upon which the Interested Parties may rely;

(vi)        A written opinion of in-house or independent counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the Mortgage Loan Seller’s due authorization, execution and delivery of this Agreement and the Indemnification Agreement;

(vii)       A written opinion of special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, relating to the enforceability of this Agreement against the Mortgage Loan Seller;

(viii)      A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser, the Underwriters (only with respect to the Preliminary Prospectus) and the Initial Purchasers (only with respect to the Preliminary Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Preliminary Prospectus and in the Preliminary Private Placement Memorandum (as the same may be amended or supplemented on or before the pricing date for the Certificates) substantially to the effect that nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Preliminary Prospectus or the Preliminary Private Placement Memorandum, at the time when sales to purchasers of the Certificates were first made, contained, with respect to the Mortgage Loan Seller or the Mortgage Loans, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, in the light of the circumstances under which they were made, not misleading;

(ix)        A letter from special counsel for the Mortgage Loan Seller, dated the Closing Date and addressed to the Purchaser (only with respect to the Private Placement Memorandum), the Underwriters (only with respect to the Prospectus) and the Initial Purchasers (only with respect to the Private Placement Memorandum), relating to the information regarding the Mortgage Loans set forth in agreed upon sections of the Prospectus and the Private Placement Memorandum (as the case may be and as the same may be amended or supplemented on or before the Closing Date) substantially to the effect that (a) nothing has come to such special counsel’s attention that would lead such special counsel to believe that the agreed upon portions of the Prospectus or the Private Placement Memorandum (as applicable) as of the date thereof or as of the Closing Date contained or contains, with respect to the Mortgage Loan Seller or the Mortgage Loans, the related borrowers or the related Mortgaged Properties, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Mortgage Loan Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) that, with respect to information regarding the Mortgage Loan Seller and the Mortgage Loans, the related borrowers or the related Mortgaged Properties, the Prospectus is appropriately responsive in all material respects to the applicable requirements of Regulation AB;

(x)          Copies of all other opinions rendered by counsel for the Mortgage Loan Seller to the Rating Agencies in connection with the transactions contemplated by this Agreement, including, but not limited to, with respect to the characterization of the transfer of the Mortgage Loans hereunder as a true sale, with each such opinion to be addressed to the other Interested Parties and the Trustee or accompanied by a letter signed by such counsel stating that the other Interested Parties and the Trustee may rely on such opinion as if it were addressed to them as of date thereof;

(xi)         One or more agreed-upon procedures letters from a nationally recognized firm of certified public accountants acceptable to the Underwriters and the Initial Purchasers, dated (A) the date of the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and (B) the date of the Prospectus and the Private Placement Memorandum, respectively, and addressed to, and in form and substance acceptable to, the Interested Parties (other than the Rating Agencies), stating in effect that, using the assumptions and methodology used by the Mortgage Loan Seller, the Purchaser, the Underwriters or the Initial Purchasers, as applicable, all of which shall be described in such letters, and which shall include a comparison of certain mortgage loan-related documents to the information set forth in the Master Tape (as defined in the Indemnification Agreement), they have recalculated such numbers and percentages relating to the Mortgage Loans set forth in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and set forth in the Prospectus and the Private Placement Memorandum, respectively, and have compared the results of their calculations to the corresponding items in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus and the Private Placement Memorandum, respectively, and found each such number and percentage set forth in the Preliminary Prospectus and the Preliminary Private Placement Memorandum, and in the Prospectus and the Private Placement Memorandum, respectively, to be in agreement with the results of such calculations;

(xii)        If any of the Certificates are “mortgage related securities” within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, a certificate of the Mortgage Loan Seller regarding origination of the Mortgage Loans by specified originators as set forth in Section 3(a)(41) of the Exchange Act; and

(xiii)       Such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

Section 8.             Additional Reporting Under Regulation AB. With respect to any period during which the Trust is subject to the reporting requirements of the Exchange Act, the Mortgage Loan Seller shall provide to the Purchaser and the Certificate Administrator any information that constitutes “Additional Form 10-D Information” or “Additional Form 10-K Information” but only if and to the extent that the Mortgage Loan Seller (or any originator of the Mortgage Loans sold by the Mortgage Loan Seller to the Depositor, if such originator constitutes an “originator” contemplated by Item 1110(b) of Regulation AB and such information is required to be reported with respect to such originator) is the applicable “Party Responsible” (solely in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) under the terms of

Exhibit AA or Exhibit BB to the Pooling and Servicing Agreement (it being acknowledged that the Mortgage Loan Seller (solely as in its capacity as a sponsor or originator (or as successor in interest to any predecessor originator), within the meaning of Regulation AB, of any Mortgage Loans) does not constitute the “Party Responsible” for any “Form 8-K Information” set forth on Exhibit CC of the Pooling and Servicing Agreement). In each case, such delivery shall be made in a form readily convertible to an EDGAR compatible form, or in such other form as otherwise agreed by the Purchaser, the Certificate Administrator and the Mortgage Loan Seller. In each case, such delivery shall be made not later than five (5) calendar days after the related Distribution Date (in the case of any such “Additional Form 10-D Information”), and no later than March 1 of each year subsequent to the fiscal year that the Trust is subject to the Exchange Act reporting requirements (in the case of any such “Additional Form 10-K Information”). In no event shall the Mortgage Loan Seller be required to provide any information that is not required to be reported on Form 10-D or Form 10-K, as the case may be, under the Exchange Act and the rules and regulations of the Commission thereunder.

Section 9.             Costs. Whether or not this Agreement is terminated, the Mortgage Loan Seller will pay its pro rata share (the Mortgage Loan Seller’s pro rata portion to be determined according to the percentage that the aggregate Cut-off Date Balance of all the Mortgage Loans represents as to the aggregate Cut-off Date Balance of all the mortgage loans of the Trust Fund (the “Cut-off Date Pool Balance”)) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented set-up fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Mortgage Loan Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Preliminary Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item), including the cost of obtaining any agreed-upon procedures letters with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering this Agreement and the furnishing to the Underwriters or the Initial Purchasers, as applicable, of such copies of the Preliminary Prospectus, the Preliminary Private Placement Memorandum, the Prospectus and the Private Placement Memorandum or any other marketing materials or structural and collateral term sheets (or any similar item) and this Agreement as the Underwriters and the Initial Purchasers may reasonably request; (viii) the fees of the rating agency or agencies engaged to consider rating the Certificates or hired and requested to rate the Certificates; (x) all registration fees incurred by the Purchaser in connection with the filing of its Registration Statement allocable to the issuance of the Registered Certificates; (xi) the upfront fee payable to the Asset Representations Reviewer on the Closing Date in the amount agreed by the parties hereto; and (xii) the reasonable fees and expenses of special counsel to the Purchaser.

Section 10.           Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York, 10036, Attention: Jane H. Lam (with a copy to Morgan Stanley Capital I Inc., 1221 Avenue of the Americas, New York, New York 10020, Attention: Legal Compliance Division and a copy by email to cmbs_notices@morganstanley.com), or such other address as may be designated by the Purchaser to the Mortgage Loan Seller in writing; or, if to the Mortgage Loan Seller, addressed to Wells Fargo Bank, National Association, 301 South College St., Charlotte, North Carolina 28288, Attention: BANK 2017-BNK5, Commercial Mortgage Pass-Through Certificates, Series 2017-BNK5 (with copies to Jeff D. Blake, Esq., Senior Counsel, Wells Fargo Law Department, D1053 300, 301 South College St., Charlotte, North Carolina, 28288 and Ross Stewart, Wells Fargo Bank, National Association, 333 Market Street, 17th Floor, San Francisco, California, telephone number: (415) 801-8505, and also by email to ross.l.stewart@wellsfargo.com), or such other address as may be designated by the Mortgage Loan Seller to the Purchaser in writing.

Section 11.           Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. The Mortgage Loan Seller shall be an express third party beneficiary to the Pooling and Servicing Agreement to the extent set forth therein. The Asset Representations Reviewer shall be an express third party beneficiary of Sections 4(i), 4(j), and 4(l) of this Agreement.

Section 12.          Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Mortgage Loan Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Mortgage Loan Seller to the Purchaser and by the Purchaser to the Trust, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

Section 13.          Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

Section 14.           Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THE AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE MORTGAGE LOAN SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO ANY ACTION OR PROCEEDING REGARDING SUCH MATTERS MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, WITH RESPECT TO SUCH COURTS, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 15.           Further Assurances. The Mortgage Loan Seller and the Purchaser each agrees to execute and deliver such instruments and take such further actions as any other party hereto may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 16.           Successors and Assigns. The rights and obligations of the Mortgage Loan Seller under this Agreement shall not be assigned by the Mortgage Loan Seller without the prior written consent of the Purchaser, except that any person into which the Mortgage Loan Seller may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Mortgage Loan Seller is a party, or any person succeeding to all or substantially all of the business of the Mortgage Loan Seller, shall be the successor to the Mortgage Loan Seller hereunder. In connection with its transfer of the Mortgage Loans to the Trust as contemplated by the recitals hereto, the Purchaser is expressly authorized to assign its rights under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Mortgage Loan Seller and the Purchaser, and their respective successors and permitted assigns.

Section 17.           Information. The Mortgage Loan Seller shall provide the Purchaser with such information about itself, the Mortgage Loans and the underwriting and servicing procedures applicable to the Mortgage Loans as is (i) required under the provisions of Regulation AB, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a private disclosure document.

Section 18.           Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters; provided, however, that in no event shall this provision be construed to limit the effect of the Indemnification Agreement or the memorandum of understanding dated June 13, 2017 between the Mortgage Loan Seller, the Purchaser and certain other parties or any separate acknowledgments and agreements executed and delivered pursuant to such memorandum of understanding.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Mortgage Loan Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Ross Stewart
Name: Ross Stewart
Title: Managing Director

MORGAN STANLEY CAPITAL I INC.

By:	/s/ Jane H. Lam
Name: Jane H. Lam
Title: Vice President

BANK 2017-BNK5 – MLPA (Wells Fargo Bank, National Association)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Exh.  A-1

BANK 2017-BNK5

Mortgage Loan Schedule

Mortgage Loan Seller	Loan ID	Property Name	Address	City	County	State	ZIP	Property Type	Units/SF	Original Balance	Cut-off Date Balance	Original Term to Maturity or ARD (mos.)
WFB	1	Del Amo Fashion Center	3525 West Carson Street	Torrance	Los Angeles	CA	90503	Retail	1,769,525	$45,000,000	$45,000,000	120
WFB	4	Market Street - The Woodlands	9595 Six Pines Drive	The Woodlands	Montgomery	TX	77380	Retail	492,082	$42,500,000	$42,500,000	120
WFB	6	Sprouts Farmers Market	1028, 32, 36, 38, 58, 68, 78, 88, 98 East Brokaw Road	San Jose	Santa Clara	CA	95131	Retail	143,479	$56,000,000	$56,000,000	120
WFB	10	200 Center Anaheim	200 & 295 West Center Street Promenade	Anaheim	Orange	CA	92805	Office	191,556	$43,500,000	$43,500,000	120
WFB	11	Stor-It Southern California Portfolio							357,999	$33,250,000	$33,250,000	120
WFB	11.01	Stor-It Marina Del Rey	4064 & 4068 Del Rey Avenue	Los Angeles	Los Angeles	CA	90292	Self Storage	87,410	$12,403,000	$12,403,000
WFB	11.02	Stor-It Aliso Viejo	51 Argonaut	Aliso Viejo	Orange	CA	92656	Self Storage	76,781	$6,866,000	$6,866,000
WFB	11.03	Stor-It Mission Viejo	23552 Madero	Mission Viejo	Orange	CA	92691	Self Storage	68,415	$5,160,000	$5,160,000
WFB	11.04	Stor-It Downey	9641 Imperial Highway	Downey	Los Angeles	CA	90242	Self Storage	66,962	$4,427,000	$4,427,000
WFB	11.05	Stor-It San Juan Capistrano	32981 Calle Aviador	San Juan Capistrano	Orange	CA	92675	Self Storage	58,431	$4,394,000	$4,394,000
WFB	12	Richmond Marriott Short Pump	4240 Dominion Boulevard	Glen Allen	Henrico	VA	23060	Hospitality	243	$25,400,000	$25,336,021	120
WFB	13	Charlotte Southpark Marriott	2200 Rexford Road	Charlotte	Mecklenburg	NC	28211	Hospitality	199	$25,000,000	$24,942,077	120
WFB	15	Capital Bank Plaza	333 Fayetteville Street	Raleigh	Wake	NC	27601	Office	148,142	$23,000,000	$23,000,000	120
WFB	17	Marriott Minneapolis Northwest	7025 Northland Drive North	Brooklyn Park	Hennepin	MN	55428	Hospitality	230	$21,875,000	$21,800,803	120
WFB	19	SouthBridge Office Park	2000-2100 SouthBridge Parkway	Birmingham	Jefferson	AL	35209	Office	225,162	$19,000,000	$19,000,000	120
WFB	20	Jacksonville Hilton Hotels	1201 Kings Avenue	Jacksonville	Duval	FL	32207	Hospitality	221	$18,000,000	$17,943,307	60
WFB	22	Park Oaks Shopping Center	16522, 16602-16620 and 16622-16668 San Pedro Avenue	San Antonio	Bexar	TX	78232	Retail	184,238	$16,600,000	$16,580,743	120
WFB	23	StorPlace Self Storage Portfolio							309,063	$16,350,000	$16,329,808	120
WFB	23.01	StorPlace of Old Hickory Blvd	14977 Old Hickory Boulevard	Nashville	Davidson	TN	37211	Self Storage	80,221	$4,850,000	$4,844,010
WFB	23.02	StorPlace of Rutherford Blvd	2615 South Rutherford Boulevard	Murfreesboro	Rutherford	TN	37130	Self Storage	72,599	$4,440,000	$4,434,517
WFB	23.03	StorPlace of Lascassas	2079 Lascassas Pike	Murfreesboro	Rutherford	TN	37130	Self Storage	67,763	$3,800,000	$3,795,307
WFB	23.04	StorPlace of Veterans Parkway	1720 Veterans Parkway	Murfreesboro	Rutherford	TN	37128	Self Storage	88,480	$3,260,000	$3,255,974
WFB	24	Abington House - Retail	500 West 30th Street	New York	New York	NY	10001	Retail	25,077	$16,000,000	$16,000,000	120
WFB	26	Lawndale Plaza	4320 Marine Avenue; 4320 Marine Avenue Rear; 4329, 4333, 4337 West 153rd Street; 15202,15120,15128 Hawthorne Boulevard	Lawndale	Los Angeles	CA	90260	Retail	84,141	$15,085,000	$15,085,000	120
WFB	28	Comfort Inn Hotel Circle	2485 Hotel Circle Place	San Diego	San Diego	CA	92108	Hospitality	199	$14,500,000	$14,500,000	60
WFB	30	Brenden Theatres	531 Davis Street	Vacaville	Solano	CA	95688	Retail	66,650	$13,325,000	$13,303,344	120
WFB	34	University Town Center-CA	1101 Pacific Avenue	Santa Cruz	Santa Cruz	CA	95060	Mixed Use	80,773	$10,250,000	$10,188,028	120
WFB	35	Lake Park Pointe Shopping Center	1300-1358 East 47th Street	Chicago	Cook	IL	60653	Retail	78,088	$10,100,000	$10,075,619	120
WFB	36	Stor-It Costa Mesa & Long Beach							146,571	$9,750,000	$9,750,000	120
WFB	36.01	Stor-It Costa Mesa	961 West 17th Street	Costa Mesa	Orange	CA	92627	Self Storage	70,901	$5,200,000	$5,200,000
WFB	36.02	Stor-It Long Beach	2601 East South Street	Long Beach	Los Angeles	CA	90805	Self Storage	75,670	$4,550,000	$4,550,000
WFB	44	Shasta Executive Plaza	1900 Churn Creek Road	Redding	Shasta	CA	96002	Office	56,937	$5,675,000	$5,675,000	120
WFB	48	Sun Valley Self-Storage	10711 Vinedale Street	Los Angeles	Los Angeles	CA	91352	Self Storage	53,431	$5,125,000	$5,125,000	120
WFB	51	Westport Glendale Self-Storage	5801 West San Miguel Avenue	Glendale	Maricopa	AZ	85301	Self Storage	81,638	$5,000,000	$5,000,000	120
WFB	52	Pleasant Hill Station	2442 Pleasant Hill Road	Duluth	Gwinnett	GA	30096	Retail	24,500	$5,000,000	$4,983,760	120
WFB	53	Greensboro Industrial Portfolio	214, 218 East JJ Drive	Greensboro	Guilford	NC	27406	Industrial	63,791	$4,800,000	$4,800,000	120
WFB	56	El Dorado Hills	1132, 1136 and 1144 Suncast Lane; 4810, 4814, 4818, 4822 and 4826 Golden Hills Parkway	El Dorado Hills	El Dorado	CA	95762	Industrial	86,069	$4,550,000	$4,550,000	120
WFB	59	North Ridge & Rossell North Shopping Center	6315, 6323, 6405, 6407 & 6419 West North Avenue	Oak Park	Cook	IL	60302	Retail	36,170	$4,030,000	$4,020,566	120
WFB	62	Pacific Fletcher Parkway	1100 North Magnolia Avenue	EL Cajon	San Diego	CA	92020	Industrial	41,213	$3,500,000	$3,500,000	120
WFB	69	Springdale Pointe	5 East Kemper Road	Cincinnati	Hamilton	OH	45246	Retail	11,210	$2,630,000	$2,620,725	120
WFB	75	Budget Self Storage of Mesa	240 East Southern Avenue	Mesa	Maricopa	AZ	85210	Self Storage	66,275	$2,000,000	$1,993,960	60

BANK 2017-BNK5

Mortgage Loan Schedule

Mortgage Loan Seller	Loan ID	Property Name	Original Term to Maturity or ARD (mos.)	Maturity Date or ARD	Final Maturity Date (ARD Loans)	Revised Rate	Original Amortization Term (mos.)	Remaining Amort. Term (mos.)	First Debt Service	Mortgage Rate	Master Servicing Fee Rate	Primary Servicing Fee Rate	Administrative Cost Rate	Net Mortgage Rate	Interest Accrual Method
WFB	1	Del Amo Fashion Center	120	6/1/2027	N/A	N/A	0	0	278,122.40	3.657500%	0.002500%	0.000000%	0.010180%	3.647320%	Actual/360
WFB	4	Market Street - The Woodlands	120	6/1/2027	N/A	N/A	0	0	224,344.04	4.085000%	0.002500%	0.002500%	0.014840%	4.070160%	Actual/360
WFB	6	Sprouts Farmers Market	119	5/11/2027	5/11/2029	6.970000%	360	360	187,839.81	3.970000%	0.002500%	0.002500%	0.013300%	3.956700%	Actual/360
WFB	10	200 Center Anaheim	120	6/11/2027	N/A	N/A	360	360	154,180.82	4.195000%	0.002500%	0.002500%	0.013300%	4.181700%	Actual/360
WFB	11	Stor-It Southern California Portfolio	119	5/1/2027	N/A	N/A	0	0	115,182.00	4.100000%	0.002500%	0.002500%	0.013300%	4.086700%	Actual/360
WFB	11.01	Stor-It Marina Del Rey
WFB	11.02	Stor-It Aliso Viejo
WFB	11.03	Stor-It Mission Viejo
WFB	11.04	Stor-It Downey
WFB	11.05	Stor-It San Juan Capistrano
WFB	12	Richmond Marriott Short Pump	118	4/11/2027	N/A	N/A	360	358	128,547.19	4.490000%	0.002500%	0.002500%	0.013300%	4.476700%	Actual/360
WFB	13	Charlotte Southpark Marriott	118	4/11/2027	N/A	N/A	360	358	132,681.68	4.900000%	0.002500%	0.020000%	0.030800%	4.869200%	Actual/360
WFB	15	Capital Bank Plaza	119	5/11/2027	N/A	N/A	360	360	90,945.83	4.680000%	0.002500%	0.030000%	0.040800%	4.639200%	Actual/360
WFB	17	Marriott Minneapolis Northwest	117	3/11/2027	N/A	N/A	360	357	116,495.68	4.930000%	0.002500%	0.002500%	0.013300%	4.916700%	Actual/360
WFB	19	SouthBridge Office Park	118	4/11/2027	N/A	N/A	360	360	70,473.73	4.390000%	0.002500%	0.002500%	0.013300%	4.376700%	Actual/360
WFB	20	Jacksonville Hilton Hotels	57	3/11/2022	N/A	N/A	360	357	99,619.76	5.270000%	0.002500%	0.002500%	0.013300%	5.256700%	Actual/360
WFB	22	Park Oaks Shopping Center	119	5/11/2027	N/A	N/A	360	359	85,297.49	4.620000%	0.002500%	0.002500%	0.013300%	4.606700%	Actual/360
WFB	23	StorPlace Self Storage Portfolio	119	5/11/2027	N/A	N/A	360	359	81,295.96	4.340000%	0.002500%	0.002500%	0.013300%	4.326700%	Actual/360
WFB	23.01	StorPlace of Old Hickory Blvd
WFB	23.02	StorPlace of Rutherford Blvd
WFB	23.03	StorPlace of Lascassas
WFB	23.04	StorPlace of Veterans Parkway
WFB	24	Abington House - Retail	118	4/11/2027	N/A	N/A	0	0	53,938.89	3.990000%	0.002500%	0.002500%	0.013300%	3.976700%	Actual/360
WFB	26	Lawndale Plaza	117	3/11/2027	N/A	N/A	0	0	57,864.24	4.540000%	0.002500%	0.002500%	0.013300%	4.526700%	Actual/360
WFB	28	Comfort Inn Hotel Circle	60	6/11/2022	N/A	N/A	300	300	83,587.04	4.860000%	0.002500%	0.002500%	0.013300%	4.846700%	Actual/360
WFB	30	Brenden Theatres	119	5/11/2027	N/A	N/A	300	299	75,585.43	4.700000%	0.002500%	0.002500%	0.013300%	4.686700%	Actual/360
WFB	34	University Town Center-CA	115	1/11/2027	N/A	N/A	360	355	54,337.20	4.890000%	0.002500%	0.032500%	0.043300%	4.846700%	Actual/360
WFB	35	Lake Park Pointe Shopping Center	118	4/11/2027	N/A	N/A	360	358	52,382.42	4.700000%	0.002500%	0.030000%	0.040800%	4.659200%	Actual/360
WFB	36	Stor-It Costa Mesa & Long Beach	119	5/1/2027	N/A	N/A	0	0	33,775.17	4.100000%	0.002500%	0.002500%	0.013300%	4.086700%	Actual/360
WFB	36.01	Stor-It Costa Mesa
WFB	36.02	Stor-It Long Beach
WFB	44	Shasta Executive Plaza	118	4/11/2027	N/A	N/A	360	360	21,337.08	4.450000%	0.002500%	0.002500%	0.013300%	4.436700%	Actual/360
WFB	48	Sun Valley Self-Storage	117	3/11/2027	N/A	N/A	360	360	21,434.24	4.950000%	0.002500%	0.002500%	0.013300%	4.936700%	Actual/360
WFB	51	Westport Glendale Self-Storage	116	2/11/2027	N/A	N/A	360	360	20,700.23	4.900000%	0.002500%	0.002500%	0.013300%	4.886700%	Actual/360
WFB	52	Pleasant Hill Station	117	3/11/2027	N/A	N/A	360	357	27,239.73	5.130000%	0.002500%	0.002500%	0.013300%	5.116700%	Actual/360
WFB	53	Greensboro Industrial Portfolio	120	6/11/2027	N/A	N/A	360	360	23,753.83	4.300000%	0.002500%	0.002500%	0.013300%	4.286700%	Actual/360
WFB	56	El Dorado Hills	117	3/11/2027	N/A	N/A	360	360	19,067.87	4.960000%	0.002500%	0.002500%	0.013300%	4.946700%	Actual/360
WFB	59	North Ridge & Rossell North Shopping Center	118	4/11/2027	N/A	N/A	360	358	21,265.98	4.850000%	0.002500%	0.002500%	0.013300%	4.836700%	Actual/360
WFB	62	Pacific Fletcher Parkway	118	4/11/2027	N/A	N/A	360	360	14,076.16	4.760000%	0.002500%	0.080000%	0.090800%	4.669200%	Actual/360
WFB	69	Springdale Pointe	118	4/11/2027	N/A	N/A	300	298	14,543.85	4.450000%	0.002500%	0.002500%	0.013300%	4.436700%	Actual/360
WFB	75	Budget Self Storage of Mesa	58	4/11/2022	N/A	N/A	300	298	12,162.60	5.400000%	0.002500%	0.002500%	0.013300%	5.386700%	Actual/360

BANK 2017-BNK5

Mortgage Loan Schedule

Mortgage Loan Seller	Loan ID	Property Name	Ownership Interest	Cross Collateralized / Cross Defaulted (Y/N)	Borrower	Sponsor	Letter of Credit	Letter of Credit Amount	Initial Tax Escrow Amount ($)	Ongoing Tax Escrow - Monthly ($)	Initial Insurance Escrow Amount ($)	Ongoing Insurance Escrow - Monthly ($)	Deferred Maintenance Escrow Amount ($)	Initial Cap Ex Escrow Amount ($)	Ongoing Cap Ex Escrow - Monthly ($)
WFB	1	Del Amo Fashion Center	Fee	No	Del Amo Fashion Center Operating Company, L.L.C.; Del Amo Residual Operating Company, L.L.C.	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.	No	N/A	$0	$0	$0	$0	$0	$0	$0
WFB	4	Market Street - The Woodlands	Fee	No	IMI MSW LLC	Institutional Mall Investors LLC	No	N/A	$0	$0	$0	$0	$0	$0	$0
WFB	6	Sprouts Farmers Market	Fee	No	Sprouts @ Brokaw Center LLC	David B. Dollinger	No	N/A	$0	$58,272	$0	$0	$0	$0	$2,400
WFB	10	200 Center Anaheim	Fee	No	200 Center Alton, LLC; 200 Center Barkley, LLC; 200 Center Oceanside, LLC; 200 Center Tevelde, LLC; 200 Center Workman, LLC	Jeffrey S. Mayer; David Tevelde; Anne Sconberg; Les Barkley; Scott Workman	No	N/A	$80,709	$26,903	$0	$0	$0	$0	$3,991
WFB	11	Stor-It Southern California Portfolio		No	Stor-It Properties, LLC; Lyons Development Company, LLC	Craig N. Lyons	No	N/A	$0	$0	$0	$0	$0	$0	$0
WFB	11.01	Stor-It Marina Del Rey	Fee
WFB	11.02	Stor-It Aliso Viejo	Fee
WFB	11.03	Stor-It Mission Viejo	Fee
WFB	11.04	Stor-It Downey	Fee
WFB	11.05	Stor-It San Juan Capistrano	Fee
WFB	12	Richmond Marriott Short Pump	Fee	No	FPLC Richmond Sub, LLC	J. Ryan Lingerfelt; Alan T. Lingerfelt; Four Plus Corporation	No	N/A	$96,103	$19,221	$0	$0	$0	$0	$36,914
WFB	13	Charlotte Southpark Marriott	Fee	No	South Park Real Estate, LLC	Thomas Point Ventures, L.P.	No	N/A	$0	$0	$0	$0	$0	$0	$0
WFB	15	Capital Bank Plaza	Fee	No	333 Ventures, LLC	Bobby R. Lewis; Donald F. Carter	No	N/A	$48,745	$9,749	$11,233	$2,247	$0	$0	$2,469
WFB	17	Marriott Minneapolis Northwest	Fee	No	Minneapolis Hotel Acquisition Group, LLC	Kiran Patel	No	N/A	$247,772	$41,296	$7,464	$7,466	$0	$0	$54,019
WFB	19	SouthBridge Office Park	Fee	No	MYP Southbridge, LLC	Joseph Popack; Moshe Popack	No	N/A	$120,722	$30,180	$5,101	$5,102	$0	$3,753	$3,753
WFB	20	Jacksonville Hilton Hotels	Leasehold	No	LCP 1201 Kings Ave, LLC; MV Hotel Associates I, L.C.; MSS Hotel Associates I, L.C.; Gass Hotel Associates I, L.C.; RSS Hotel Associates I, L.C.	J. Ryan Lingerfelt; Alan T. Lingerfelt; Rebecca D. Duke; Harry Hobbs Goodwin, Sr.; Lingerfelt Commonwealth Income Fund, LLC	No	N/A	$108,443	$27,110	$0	$0	$0	$0	$28,478
WFB	22	Park Oaks Shopping Center	Fee	No	CW Park Oaks, LLC; FW Park Oaks, LLC	Scott Dew	No	N/A	$223,465	$44,693	$0	$0	$0	$0	$3,833
WFB	23	StorPlace Self Storage Portfolio		No	ASI Storage Properties, LLC	J. Edmond Freeman, Jr.	No	N/A	$0	$0	$0	$0	$0	$0	$0
WFB	23.01	StorPlace of Old Hickory Blvd	Fee
WFB	23.02	StorPlace of Rutherford Blvd	Fee
WFB	23.03	StorPlace of Lascassas	Fee
WFB	23.04	StorPlace of Veterans Parkway	Fee
WFB	24	Abington House - Retail	Fee	No	500 West 30th Com LLC	The Related Companies, L.P.	No	N/A	$5,762	$1,438	$0	$0	$0	$0	$418
WFB	26	Lawndale Plaza	Fee	No	Lawndale Market Place, LLC	Bob Halavi; Farzad Sean Rahbar	No	N/A	$16,924	$16,924	$5,925	$2,963	$0	$0	$1,402
WFB	28	Comfort Inn Hotel Circle	Fee/Leasehold	No	Pinnacle Hotel Circle, LP	Bharat K. Lall	No	N/A	$105,720	$26,430	$0	$0	$0	$665,000	$25,261
WFB	30	Brenden Theatres	Fee	No	CRG Vacaville DE, LLC; Cunningham Vacaville DE, LLC	Mark Cunningham	No	N/A	$0	$0	$0	$0	$73,750	$0	$1,111
WFB	34	University Town Center-CA	Fee	No	1101 Pacific, LLC	Green Valley Corporation	No	N/A	$68,690	$13,738	$0	$0	$0	$0	$1,616
WFB	35	Lake Park Pointe Shopping Center	Fee	No	Lake Park L.L.C.	Ari Golson	No	N/A	$114,817	$42,300	$37,469	$3,747	$0	$0	$2,669
WFB	36	Stor-It Costa Mesa & Long Beach		No	Stor-It Costa Mesa, LLC; Stor-It Long Beach, LLC	Craig N. Lyons	No	N/A	$0	$0	$0	$0	$0	$0	$0
WFB	36.01	Stor-It Costa Mesa	Fee
WFB	36.02	Stor-It Long Beach	Fee
WFB	44	Shasta Executive Plaza	Fee	No	Shasta Executive Plaza LLC	Michael S. Orwitz; Allen Orwitz; Lea Orwitz; Michael Orwitz Living Trust; Allen Orwitz and Lea Orwitz Revocable Trust	No	N/A	$0	$0	$0	$0	$0	$0	$0
WFB	48	Sun Valley Self-Storage	Fee	No	Burbank Boyz, LLC	Robert Kunert; Brandon Varon; Amy Ashley Jackson; Rachel Sarah Varon; The Varon 2010 Children’s Trust	No	N/A	$4,242	$4,242	$696	$696	$0	$0	$630
WFB	51	Westport Glendale Self-Storage	Fee	No	Westport West Glendale Self Storage, LLC	Drew Hoeven	No	N/A	$7,221	$7,221	$0	$0	$0	$0	$1,020
WFB	52	Pleasant Hill Station	Fee	No	Pleasant Hill Station, LLC	Blake Miraglia	No	N/A	$24,668	$3,524	$0	$0	$25,000	$0	$613
WFB	53	Greensboro Industrial Portfolio	Fee	No	214 E. JJ drive Holdings, LLC	Koury Corporation	No	N/A	$50,556	$4,596	$0	$0	$0	$0	$868
WFB	56	El Dorado Hills	Fee	No	FJM Palms Associates, LLC	Mark Pirie; R. Matthew Moran	No	N/A	$9,276	$4,638	$0	$0	$0	$0	$1,291
WFB	59	North Ridge & Rossell North Shopping Center	Fee	No	DF West North LLC	David R. Fried	No	N/A	$108,084	$27,021	$801	$801	$22,500	$200,000	$603
WFB	62	Pacific Fletcher Parkway	Fee	No	PFP-DG, LLC	Richard C. Dentt	No	N/A	$4,951	$4,951	$1,564	$521	$0	$0	$653
WFB	69	Springdale Pointe	Fee	No	Springdale Pointe MTB, LLC	John G. Thompson; Paul M. Thrift; John G. Thompson Revocable Trust; Paul M. Thrift Revocable Trust	No	N/A	$13,563	$13,563	$0	$0	$0	$0	$187
WFB	75	Budget Self Storage of Mesa	Fee	No	J & E Storage, LLC	Jamie Fountain-Battley; The Estate of Candy S. Fountain	No	N/A	$1,386	$1,386	$1,018	$1,018	$61,813	$0	$813

BANK 2017-BNK5

Mortgage Loan Schedule

Mortgage Loan Seller	Loan ID	Property Name	Initial TI/LC Escrow Amount ($)	Ongoing TI/LC Escrow - Monthly ($)	Description of “Other” Escrows	Initial Other Escrow Amount ($)	Ongoing Other Escrow - Monthly ($)	Debt Service Payment Grace Period to Impose Late Charge	Debt Service Grace Period to Call a Default	Balloon Payment Grace Period to Impose Late Charge	Balloon Payment Grace Period to Call a Default	Lockbox Type	Cash Management Status	Due Date	Prepayment String
WFB	1	Del Amo Fashion Center	$0	$0	Outstanding TI/LC Reserve ($7,242,346); Gap Rent Reserve ($828,894)	$8,071,240	$0	0	0	0	0	Hard	Springing	First	LO(24);DEF(89);O(7)
WFB	4	Market Street - The Woodlands	$0	$0	N/A	$0	$0	0	0	0	0	Hard	Springing	First	LO(24);DEF(89);O(7)
WFB	6	Sprouts Farmers Market	$0	$0	Rent Concession ($116,249); Tenant Specific TILC ($443,080); Sprouts/Home Goods/Ross Reserve (Springing)	$559,329	$0	0	0	0	0	Springing	Springing	Eleventh	LO(25);DEF(88);O(7)
WFB	10	200 Center Anaheim	$0	$0	Elevator Renovation ($950,000); Rent Concession ($390,774) Reserve	$1,340,774	$0	0	0	0	0	Hard	In Place	Eleventh	LO(24);DEF(92);O(4)
WFB	11	Stor-It Southern California Portfolio	$0	$0	N/A	$0	$0	0	10	0	0	Springing	Springing	First	LO(25);DEF(91);O(4)
WFB	11.01	Stor-It Marina Del Rey
WFB	11.02	Stor-It Aliso Viejo
WFB	11.03	Stor-It Mission Viejo
WFB	11.04	Stor-It Downey
WFB	11.05	Stor-It San Juan Capistrano
WFB	12	Richmond Marriott Short Pump	$0	$0	N/A	$0	$0	0	0	0	0	Springing	Springing	Eleventh	LO(26);DEF(90);O(4)
WFB	13	Charlotte Southpark Marriott	$0	$0	N/A	$0	$0	5	0	0	0	Springing	Springing	Eleventh	LO(26);DEF(90);O(4)
WFB	15	Capital Bank Plaza	$0	$25,075	Rent Concession Reserve	$77,000	$0	0	0	0	0	Springing	Springing	Eleventh	LO(25);DEF(91);O(4)
WFB	17	Marriott Minneapolis Northwest	$0	$0	PIP Reserve	$1,400,000	$0	0	0	0	0	Springing	Springing	Eleventh	LO(27);DEF(89);O(4)
WFB	19	SouthBridge Office Park	$37,527	$37,527	Tenant Specific TILC ($171,542); HVAC Repair ($255,000) Reserve	$171,542	$0	0	0	0	0	Springing	Springing	Eleventh	LO(26);DEF(90);O(4)
WFB	20	Jacksonville Hilton Hotels	$0	$0	PIP Reserve	$2,400,000	$0	0	0	0	0	Springing	Springing	Eleventh	LO(27);DEF(29);O(4)
WFB	22	Park Oaks Shopping Center	$0	$15,353	Rent Concession ($87,881); Tenant Specific TILC ($277,813); Sylvan Learning Center ($270,367); Environmental ($75,813) Reserve	$711,874	$0	0	0	0	0	Hard	Springing	Eleventh	LO(13);YM1(100);O(7)
WFB	23	StorPlace Self Storage Portfolio	$0	$0	N/A	$0	$0	0	0	0	0	N/A	N/A	Eleventh	LO(25);DEF(88);O(7)
WFB	23.01	StorPlace of Old Hickory Blvd
WFB	23.02	StorPlace of Rutherford Blvd
WFB	23.03	StorPlace of Lascassas
WFB	23.04	StorPlace of Veterans Parkway
WFB	24	Abington House - Retail	$0	$0	Rent Concession ($63,500); Tenant Specific TILC Reserve ($220,731)	$284,231	$0	0	0	0	0	Springing	Springing	Eleventh	LO(26);YM1(87);O(7)
WFB	26	Lawndale Plaza	$0	$5,259	Tenant Specific TILC Reserve	$43,232	$0	0	0	0	0	Springing	Springing	Eleventh	LO(27);DEF(89);O(4)
WFB	28	Comfort Inn Hotel Circle	$0	$0	Upfront/Springing Ground Rent ($18,874); PIP (Springing); Seasonality (Springing)	$18,874	$0	0	0	0	0	Springing	Springing	Eleventh	LO(24);DEF(32);O(4)
WFB	30	Brenden Theatres	$0	$0	N/A	$0	$0	0	0	0	0	Springing	Springing	Eleventh	LO(25);DEF(88);O(7)
WFB	34	University Town Center-CA	$0	$11,313	UCSC Reserve	$400,000	$0	0	0	0	0	Springing	Springing	Eleventh	LO(29);DEF(87);O(4)
WFB	35	Lake Park Pointe Shopping Center	$100,000	$9,304	N/A	$0	$0	5	0	0	0	Hard	In Place	Eleventh	LO(26);DEF(89);O(5)
WFB	36	Stor-It Costa Mesa & Long Beach	$0	$0	N/A	$0	$0	0	10	0	0	Springing	Springing	First	LO(25);DEF(91);O(4)
WFB	36.01	Stor-It Costa Mesa
WFB	36.02	Stor-It Long Beach
WFB	44	Shasta Executive Plaza	$75,000	$4,745	Tenant Specific TILC ($30,000); Far Northern Reserve (Springing)	$30,000	$0	0	0	0	0	Springing	Springing	Eleventh	LO(26);DEF/YM1(87);O(7)
WFB	48	Sun Valley Self-Storage	$0	$0	N/A	$0	$0	0	0	0	0	N/A	N/A	Eleventh	LO(27);DEF(89);O(4)
WFB	51	Westport Glendale Self-Storage	$0	$0	N/A	$0	$0	0	0	0	0	N/A	N/A	Eleventh	LO(28);DEF(88);O(4)
WFB	52	Pleasant Hill Station	$150,000	$2,531	N/A	$0	$0	0	0	0	0	Springing	Springing	Eleventh	LO(27);DEF(89);O(4)
WFB	53	Greensboro Industrial Portfolio	$0	$2,635	ABC Supply TILC Reserve	$334,300	$0	0	0	0	0	N/A	N/A	Eleventh	LO(24);DEF(92);O(4)
WFB	56	El Dorado Hills	$50,000	$5,451	N/A	$0	$0	0	0	0	0	Springing	Springing	Eleventh	LO(27);DEF(89);O(4)
WFB	59	North Ridge & Rossell North Shopping Center	$150,000	$2,625	N/A	$0	$0	0	0	0	0	Springing	Springing	Eleventh	LO(26);DEF(90);O(4)
WFB	62	Pacific Fletcher Parkway	$35,000	$1,624	Roof Replacement Reserve	$124,500	$0	0	0	0	0	Springing	Springing	Eleventh	LO(26);DEF(90);O(4)
WFB	69	Springdale Pointe	$0	$0	N/A	$0	$0	0	0	0	0	N/A	N/A	Eleventh	LO(26);DEF(90);O(4)
WFB	75	Budget Self Storage of Mesa	$0	$0	N/A	$0	$0	0	0	0	0	N/A	N/A	Eleventh	LO(26);DEF(30);O(4)

EXHIBIT B-1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE MORTGAGE LOAN
SELLER

The Mortgage Loan Seller hereby represents and warrants that, as of the date hereof:

(a)          The Mortgage Loan Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(b)          The Mortgage Loan Seller’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Mortgage Loan Seller’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Mortgage Loan Seller, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(c)          The Mortgage Loan Seller has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(d)          This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium, liquidation, conservatorship and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations.

(e)          The Mortgage Loan Seller is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(f)          No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Mortgage Loan Seller of the transactions contemplated herein, except for (A) those consents, approvals, authorizations or orders that previously have been obtained and (B) those filings and

Exh.  B-1-1

recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

(g)         No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Mortgage Loan Seller’s knowledge, threatened against the Mortgage Loan Seller that, if determined adversely to the Mortgage Loan Seller, would prohibit the Mortgage Loan Seller from entering into this Agreement or that, in the Mortgage Loan Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Mortgage Loan Seller to perform its obligations under this Agreement.

(h)          The transfer of the Mortgage Loans to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

(i)           The Mortgage Loan Seller is not transferring the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

(j)           The Mortgage Loan Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans to the Purchaser, as contemplated herein.

(k)          After giving effect to its transfer of the Mortgage Loans to the Purchaser, as provided herein, the value of the Mortgage Loan Seller’s assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Mortgage Loan Seller’s debts and obligations, including contingent and unliquidated debts and obligations of the Mortgage Loan Seller, and the Mortgage Loan Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

(l)           The Mortgage Loan Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

(m)        No proceedings looking toward liquidation, dissolution or bankruptcy of the Mortgage Loan Seller are pending or contemplated.

(n)         The principal place of business and chief executive office of the Mortgage Loan Seller is located in the State of California.

(o)         The consideration received by the Mortgage Loan Seller upon the sale of the Mortgage Loans constitutes at least fair consideration and reasonably equivalent value for such Mortgage Loans.

Exh.  B-1-2

EXHIBIT B-2

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

The Purchaser hereby represents and warrants that, as of the date hereof:

(a)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)          The Purchaser’s execution and delivery of, performance under, and compliance with this Agreement, will not violate the Purchaser’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound, which default or breach, in the good faith and reasonable judgment of the Purchaser, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(c)          This Agreement, assuming due authorization, execution and delivery by the other party or parties hereto, constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(d)          No litigation, arbitration, suit, proceeding or governmental investigation is pending or, to the best of the Purchaser’s knowledge, threatened against the Purchaser that, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or that, in the Purchaser’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Purchaser to perform its obligations under this Agreement.

(e)          The Purchaser has the full power and authority to consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

(f)           The Purchaser is not in violation of, and its execution and delivery of, performance under and compliance with this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Purchaser to perform its obligations under this Agreement.

(g)          The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountants’ Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, and any other rules and regulations of the Commission and the Exchange Act; (B) provided a

Exh.  B-2-1

copy of the final draft of each such Form 15G to MS&Co. at least six (6) business days before the first sale in the offering contemplated by the Prospectus and Private Placement Memorandum; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) business days before the first sale in the offering contemplated by the Prospectus and Private Placement Memorandum as required by Rule 15Ga-2.

(h)          The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Mortgage Loan Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

Exh.  B-2-2

EXHIBIT C

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

For purposes of this Exhibit C, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

The Mortgage Loan Seller hereby represents and warrants that, as of the date herein below specified or, if no such date is specified, as of the date hereof, except with respect to the Exceptions described on Schedule C to this Agreement.

1.            Intentionally Omitted.

2.            Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.            Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by

Exh. C-1

(i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or Prepayment Premium/Yield Maintenance Charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.           Intentionally Omitted.

6.           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.           Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its Affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage

Exh. C-2

Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its Affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they

Exh. C-3

become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Exhibit C-32-1.

10.          Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11.          Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in

Exh. C-4

proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.          Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.          Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.          Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.          Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering

Exh. C-5

report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.          Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related Non-Serviced Depositor or Non-Serviced Master Servicer for the related Non-Serviced Trust).

17.          No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.          Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at

Exh. C-6

least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan or (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or

Exh. C-7

scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.          Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires

Exh. C-8

the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.          No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.          No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.          REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was

Exh. C-9

originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any Prepayment Premiums and Yield Maintenance Charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.          Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, Yield Maintenance Charge or Prepayment Premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.          Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.          Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid or such fees as required by the applicable jurisdiction which are to be paid by the Mortgagor in accordance with the Mortgage Loan Documents.

26.          Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the

Exh. C-10

casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.          Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and requires the Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.          Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property.

29.          Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified

Exh. C-11

percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.          Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

Exh. C-12

31.          Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule C; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.          Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Exhibit C-32-1, or future permitted mezzanine debt as set forth on Exhibit C-32-2, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-

Exh. C-13

collateralized and cross-defaulted with another Mortgage Loan as set forth on Exhibit C-32-3 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.          Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.          Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that

Exh. C-14

the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.          Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.          Ground Leases. For purposes of this Exhibit C, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)          The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)          The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)          The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

Exh. C-15

(D)          The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(E)          Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(F)          The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)          The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(H)          A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)          The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)          Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or

Exh. C-16

restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)          In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)          Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.          Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.          Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit C.

39.          Intentionally Omitted.

40.          No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit C. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

Exh. C-17

41.          Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.          Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and except as set forth on Exhibit C-32-4, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43.          Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to

Exh. C-18

address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44.          Intentionally Omitted.

45.          Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.          Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.          Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except (i) with respect to any cross-collateralized Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan, or any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with a Whole Loan of which such Mortgage Loan is a part, or (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan.

48.          Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.          Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

Exh. C-19

For purposes of this Exhibit C, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Exhibit C, “Mortgagor” means the obligor or obligors on a mortgage note, including without limitation, any person that has acquired the related mortgaged property and assumed the obligations of the original obligor under the mortgage note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the mortgaged property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

Exh. C-20

Exhibit C-32-1

List of Mortgage Loans with Current Mezzanine Debt

None.

Exh. C-32-1-1

Exhibit C-32-2

List of Mortgage Loans with Permitted Mezzanine Debt

Mortgage Loan Number	Mortgaged Property Name
10	200 Center Anaheim

Exh. C-32-2-1

Exhibit C-32-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None.

Exh. C-32-3-1

Exhibit C-32-4

List of Mortgage Loans with Affiliated Mortgagors

Mortgage Loan Number	Mortgaged Property Name
11 36	Stor-It Southern California Portfolio Stor-It Costa Mesa & Long Beach
12 20	Richmond Marriott Short Pump Jacksonville Hilton Hotels

Exh. C-32-4-1

SCHEDULE C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Exhibit C and the mortgage loan name and number identified on Exhibit A. Capitalized terms used but not otherwise defined in this Schedule C shall have the meanings set forth in Exhibit C or, if not defined therein, in this Agreement.

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
8	Del Amo Fashion Center (Loan No. 1)	A tenant (Charles Schwab) has a right of first offer (ROFO) to purchase its premises if the borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof.
8	Market Street – The Woodlands (Loan No. 4)

The Woodlands Land Development Company, L.P., a former owner of the Mortgaged Property, has a right of first offer in connection with certain transfers of all or any portion of the Mortgaged Property in connection with development for additional office and/or professional or hotel use. Such right does not apply to a deed of trust lien or any transfer by foreclosure sale or deed-in-lieu of foreclosure, but would apply to subsequent transfers.

In addition, the Mortgaged Property is included within a land condominium regime. The borrower’s voting rights interest in the association is 25.8%. While the borrower does not affirmatively control the association, its consent would be required in connection with various major decisions, including an election not to rebuild following casualty (85% of votes required), changes to established monthly assessments (85% of votes required), and amendments to condominium documents (90% of allocated votes of unit owners, together with 50% of first mortgagees of owners, required). Each unit owner has sole responsibility for its respective buildings, and the association’s duties with respect to the residual common elements are accordingly circumscribed.

8	Sprouts Farmers Market (Loan No. 6)	The Phase I environmental site assessment (ESA) identified a controlled recognized environmental condition (CREC) related to contamination from prior agricultural and industrial uses at the property. The property was entered into a 2007 state voluntary clean-up program with the California Department of Toxic Substance Control (DTSC) which certified completion of all remedial actions in 2012 subject to an ongoing operation and maintenance program. The seller entered into a new operation and maintenance agreement in 2016 which requires notification to DTSC of any soil disturbance, annual inspections and reports, and five-year summary reports. The cost of the ongoing operation and maintenance program was funded by the seller pursuant to a third-party trust agreement for the benefit of DTSC. The property is also subject to recorded restrictive covenants which restrict use of the property for residential, hospital,

Sch. C-1

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
school, and day care uses and prohibit drilling for water or oil and gas or other disturbance of the soil without DTSC approval. Other than ongoing compliance with the restrictive covenants and O&M agreement, the ESA did not recommend additional assessment or investigation. The Mortgage Loan documents require borrower to comply with the restrictive covenants and O&M agreement.
8	Richmond Marriott Short Pump (Loan No. 12)	Franchisor (Marriott International, Inc.) has right of first refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8	Charlotte Southpark Marriott (Loan No. 13)

Property manager (Marriott Hotel Services, Inc.) has right of first offer (ROFO) to purchase its building if borrower decides to market the property for sale. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed-in-lieu thereof.

In addition, the Mortgage Loan documents contemplate the release of undeveloped portions of the mortgaged property in connection with the creation of a land condominium regime that will result in the mortgaged property’s being one unit in a three-unit condominium. The other condominium units will consist of a co-branded Marriott-flagged hotel and a shared parking facility. The borrower would have a 50% ownership interest in the condominium association that operates the shared parking facility. The condominium documents will otherwise provide that the respective hotel owners have sole responsibility for their respective hotel buildings. The Mortgage Loan documents provide for springing full recourse to the borrower and guarantors if, following the condominium conversion, the condominium regime is terminated without lender consent.

8	Capital Bank Plaza (Loan No. 15)	The mortgaged property is classified as an historical property and is registered for property tax deferment on the basis of 50% of the otherwise assessed value. The deferred taxes are subject to a 3-year claw-back, plus interest, if there is a disqualifying event, such as a change in the ordinance designating an historical property or a change in the property (other than by fire or natural disaster) that causes the property’s historical significance to be lost or impaired. If there is a

Sch. C-2

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
fire or natural disaster that results in the loss or impairment of the property’s historical significance, the deferment is lost going forward, but there is no claw-back. The property was underwritten on the basis of 50% of the fully-loaded taxes for the entirety of the loan term. The Mortgage Loan documents include borrower covenants requiring the lender’s prior approval (not to be unreasonably withheld or delayed) for any alterations that may have a material adverse effect, including impacts on the property or its profits, operations or condition.
8	Marriott Minneapolis Northwest (Loan No. 17)	Franchisor (Marriott International, Inc.) has right of first refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury hotels, 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8	Abington House – Retail (Loan No. 24)	The mortgaged property is comprised of two condominium units (retail and parking garage) located at the base of a 33-story apartment building that also includes two residential condominium units containing 312 apartments. The borrower has 5.51% of the voting rights in the related board of managers, but has certain minority owner protections, including (i) the right to approve major decisions including materially adverse amendments to the condominium documents and alterations to common elements in excess of $10 million, and (ii) the right to contest certain special assessments. The Board of Managers estoppel agreement prohibits any action that would impair the operation of the retail and parking garage units in a more restrictive manner than its current operation. The board of managers’ responsibilities are limited (primarily common element maintenance), and each unit owner is responsible for its own maintenance. The Mortgage Loan documents provide for personal liability to the borrower and guarantors for losses resulting from (i) failure to pay condominium assessments and charges; (ii) the condominium declaration’s withdrawal, termination or partition; (iii) the board’s not promptly proceeding with restoration following casualty, or (iv) the borrower’s consent to the modification or termination of the condominium declaration without lender’s consent.
8	North Ridge & Rossell North Shopping Center	The Phase I environmental site assessment obtained at loan origination identified a controlled recognized environmental condition with respect to a prior on-site dry cleaner. The Illinois Environmental

Sch. C-3

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
	(Loan No. 59)	Protection Agency granted a no further action letter dated December 28, 2005, and was recorded effecting restrictions of the subject property to commercial and industrial uses. The lender required a Phase II environmental site assessment, which concluded that no new releases had occurred since the no further action letter had been issued, and recommended the installation of a vapor mitigation system. The Mortgage Loan documents require the borrower to install a vapor mitigation system no later than six months after closing and provide evidence reasonably satisfactory to the lender of its completion and a report reasonably satisfactory to the lender indicating that the system is functioning properly. An up-front environmental reserve in the amount of $22,500 (150% of the estimated remediation cost) was also obtained. Further, the Mortgage Loan documents provide for full recourse to the borrower and guarantor until the installation of the vapor mitigation system is complete.
8	Springdale Pointe (Loan No. 69)	The title policy includes an exception for the terms and conditions of an agreement with the City of Cincinnati, Ohio, recorded in 1968 pertaining to shared costs for the installation of a water main in the streets abutting the subject property. The mortgaged property is currently served by public water, but there is no indication that the water main improvements were ever installed. If the property owner does not pay its apportioned share of related costs, the agreement authorizes the City’s superintendent of water works to terminate service. In connection with its preparation of a property condition report at the time of loan origination, the engineering consultant estimated the cost of the water main improvements at $125,000, exclusive of City bonding requirements or other related off-site work. The Mortgage Loan documents provide for personal liability to the borrower and guarantor for losses resulting from failure to pay “Other Charges”, including impositions other than taxes that are assessed or imposed against the mortgaged property.
16	Charlotte Southpark Marriott (Loan No. 13)	The Mortgage Loan documents provide that the FF&E reserve is required to be held by the property manager (Marriott Hotel Services, Inc.) pursuant to the related property management agreement, and, if the lender succeeds to the borrower’s interest, then the lender is the owner of such funds as are disbursed by the property manager from the FF&E reserve.
18	Del Amo Fashion Center (Loan No. 1)

The Mortgage Loan documents permit a property insurance deductible of up to $500,000. The in-place property insurance deductible is $100,000.

In addition, the Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse casualty proceeds for repair or restoration is $45 million, or, during the continuance of a Control Event (as such term is defined the related Whole Loan documents), $17.5 million.

In addition, the parcel that Nordstrom, the second largest tenant, occupies is a leased fee. Such tenant or other non-borrower party

Sch. C-4

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
constructed the improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to such tenant or other non-borrower party and/or its leasehold mortgagee.
18	Market Street – The Woodlands (Loan No. 4)	The Whole Loan documents permit a property insurance deductible (including terrorism insurance) up to $500,000 (the “Required Deductible”), or a higher deductible if the Mortgagor provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible. The in-place coverage provides for a $25,000 deductible.
18	Sprouts Farmers Market (Loan No. 6)	The Mortgage Loan documents require 12 months’ business interruption insurance with a 6 month extended period of indemnity. 18 months’ business interruption insurance in-place. The Mortgaged Property is comprised of 6 freestanding buildings comprising 143,479 square feet of retail space (the principal in-line building contains 91,168 square feet).
18	Charlotte Southpark Marriot (Loan No. 13)	The Mortgage Loan documents provide that the borrower’s obligation to provide required insurance is suspended so long as Marriott Hotel Services, Inc. is the property manager and is maintaining insurance pursuant to the terms of the related property management agreement. The property management agreement requires property insurance with full replacement cost limits, 24 months’ business interruption insurance and “such other property insurance as is customarily maintained by Manager at similar hotels”. In-place coverage expressly includes terrorism insurance, among other things. The identified carriers currently satisfy Insurance Ratings Requirements.
18	Abington House – Retail (Loan No. 24)	The Mortgage Loan documents permit a property deductible of up to $100,000. The in-place coverage provides for a $25,000 deductible.
18	Greensboro Industrial Portfolio (Loan No. 53)	The Mortgage Loan documents permit a property deductible of up to $50,000. The in-place coverage provides for a $25,000 deductible.
28	All Wells Fargo Bank Mortgage Loans (Loan Nos. 1, 4, 6, 10, 11, 12, 13, 15, 17, 19, 20, 22, 23, 24, 26, 28, 30, 34, 35, 36, 44, 48, 51, 52, 53, 56, 59, 62, 69, 75)	With respect to actions or events triggering recourse to the borrower or guarantor, the Mortgage Loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carveout, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser violations of the triggering actions or events related to the borrower’s inadvertent failure to provide adequate notice or provide timely or complete information otherwise required by the Mortgage Loan documents.

Sch. C-5

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
28	Del Amo Fashion Center (Loan No. 1)

The non-recourse carveout guarantor is Simon Property Group, L.P., which had a stated net worth and liquidity of $4.5 billion and $701 million, respectively, as of December 31, 2015.

In addition, the aggregate loan amount is $585 million (comprised of a $375.8 million senior loan and a $125.7 million subordinate loan). The guarantors’ obligations, including environmental cleanup costs or liabilities, are capped at $117 million, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement. The aggregate loan-to-value ratio at origination was 53.2%.

28	Market Street – The Woodlands (Loan No. 4)	The non-recourse carveout guarantor is Institutional Mall Investors LLC, a public company. The aggregate loan amount is $175 million. The guarantor’s obligations, including environmental cleanup costs or liabilities, are capped at $100 million, plus reasonable out-of-pocket costs and expenses related to guaranty enforcement. The LTV at origination was 53.6%.
28	Charlotte Southpark Marriott (Loan No. 13)	In lieu of the guarantor providing an environmental indemnity (the SPE borrower is the only carveout indemnitor for environmental losses), the lender obtained a lender environmental collateral protection and liability environmental insurance policy with a $5,000,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America, with a 13 year term (3 years past the stated loan term) and having a $25,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”. The Phase I environmental site assessment obtained at loan origination did not identify any recognized environmental conditions.
31	Abington House – Retail (Loan No. 24)	The Mortgage Loan documents permit a non-rated captive insurer for terrorism coverage provided such insurer is a licensed insurance company owned by the sponsor (The Related Companies, L.P.) and there continues to be a U.S. Government backstop for an amount equal to applicable TRIPRA levels. The Related Companies, L.P. had a stated net worth/liquidity of approximately of $1.1 billion/$439 million as of December 1, 2015.
33	Del Amo Fashion Center (Loan No. 1)	The co-borrowers are recycled single-purpose entities, and previously owned property other than the Mortgaged Property. The Whole Loan documents include standard representations and warranties for such prior owned property, including backward-looking representations and warranties where required to complete coverage. In addition, the Whole Loan documents provide for personal liability to the co-borrowers and guarantor for losses related to prior owned property.
33	Richmond Marriott Short Pump (Loan No. 12) Jacksonville Hilton Hotels (Loan No. 20)	These loans are related and exceed $30 million in the aggregate. J. Ryan Lingerfeldt is common key principal. A non-consolidation opinion was not required.

Sch. C-6

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
33	Stor-It Southern California Portfolio (Loan No. 11) Stor-It Costa Mesa & Long Beach (Loan No. 36)	These loans are related and exceed $30 million in the aggregate. Craig N. Lyons is common key principal. A non-consolidation opinion was required with respect to the Stor-It Southern California Portfolio (composed of 5 Mortgage Properties) Mortgage Loan only.
33	El Dorado Hills (Loan No. 56)	The borrower is a recycled single purpose entity, and it previously owned property other than the Mortgaged Property. Borrower acquired the Mortgaged Property and two improved, commercial parcels (used for self-storage and office/warehouse purposes) within the same development as the Mortgaged Property. The borrower conveyed the other properties to other parties in 2016. An environmental database review on the prior owned property was conducted at loan origination, and no recognized environmental conditions were identified. In addition, the Mortgage Loan documents provide for personal liability to the borrower and guarantor for losses related to the prior owned property.
36(a)-(l)	Del Amo Fashion Center (Loan No. 1)

The Mortgaged Property includes a sub-leasehold estate in an unimproved portion of land (approximately 2,600 square feet) that was previously used as in-line space connecting the Mortgaged Property and the adjacent parcel occupied by Sears (currently the lessee and sub-ground lessor of the parcel). The sub-ground lease parcel is not considered to be material to the operations of the Mortgaged Property, and was not assigned separate value in the appraisal. The borrower has paid rent for the sub-ground leased space for the entire term of the sub-ground lease. Upon expiration of the sub-ground lease term, the area will become part of the common area under the reciprocal easement agreement between the borrower and Sears.

A Short Form Lease memorializing the sublease was recorded in 1980; however, the instrument is not assumed to contain the lender protection provisions contemplated by the related ground lease representations.

43	Del Amo Fashion Center (Loan No. 1)	The Phase I environmental site assessment obtained at loan origination identified the following recognized environmental conditions at the Mortgaged Property: (i) elevated vapor concentrations in connection with the existence of a prior on-site dry cleaners; (ii) the existence of a former steel distribution facility with metal fabrication activities, (iii) the existence of 17 oil wells previously located on the property; (iv) the existence of a prior diesel storage tank, and (v) the existence of a former auto repair facility. The environmental consultant estimated remedial costs in connection with the identified RECs could range between $849,000 and $7,089,000. An environmental indemnity was provided by Simon Property Group, L.P., which had a stated net worth and liquidity of $4.5 billion and $701 million, respectively, as of December 31, 2015; however, its liability for all non-recourse carveout obligations is capped at $117

Sch. C-7

Rep. No. on Exhibit C	Mortgage Loan and Number as Identified on Exhibit A	Description of the Exception
million. The aggregate loan amount is $585 million (a $375.8 million senior loan and a $125.7 million subordinate loan).
43	Charlotte Southpark Marriott (Loan No. 13)	In lieu of the guarantor providing an environmental indemnity (the SPE borrower is the only carveout indemnitor for environmental losses), the lender obtained a lender environmental collateral protection and liability environmental insurance policy with a $5,000,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America, with a 13 year term (3 years past the stated loan term) and having a $25,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”. The Phase I environmental site assessment obtained at loan origination did not identify any recognized environmental conditions.
43	Lawndale Plaza (Loan No. 26)	The Phase I environmental site assessment identified a recognized environmental condition due to a prior on-site dry cleaning operation. In lieu of Phase II, the lender obtained a premises environmental liability environmental policy with $2,000,000 sublimit per claim from Great American Insurance Company with a 13 year term (3 years past the loan term) and having a $25,000 deductible. The policy premium was pre-paid at closing. Great American Insurance Company has an S&P rating of “A+”.
43	Greensboro Industrial Portfolio (Loan No. 53) Springdale Pointe (Loan No. 69) Budget Self Storage of Mesa (Loan No. 75)	In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $5,050,000 group lender environmental collateral protection and liability environmental insurance policy with $5,050,000 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

Sch. C-8

EXHIBIT D-1

FORM OF CERTIFICATE OF THE SECRETARY OR
AN ASSISTANT SECRETARY OF THE MORTGAGE LOAN SELLER

WELLS FARGO BANK, NATIONAL ASSOCIATION

ASSISTANT SECRETARY’S CERTIFICATE

I, [_____], an Assistant Secretary of Wells Fargo Bank, National Association, a national banking association (the “Mortgage Loan Seller”), HEREBY CERTIFY that:

1.	Attached hereto as Exhibit A is a true and complete copy of the Articles of Association of the Mortgage Loan Seller, which are in full force and effect on the date hereof.

2.	Attached hereto as Exhibit B is a true and correct copy of the By-laws of the Mortgage Loan Seller, which are in full force and effect on the date hereof.

3.	Attached hereto as Exhibit C is a true and complete copy of resolutions relating to loan sales and securitizations duly adopted by the Board of Directors of the Mortgage Loan Seller as of September 5, 2007. Such resolutions have not been modified, amended, rescinded or revoked and remain in full force and effect on the date hereof.

4.	Each person who, as an officer or representative of the Mortgage Loan Seller, signed any document delivered in connection with the BANK 2017-BNK5 transaction was at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative and the signatures of such persons appearing on such documents are their genuine signatures.

IN WITNESS WHEREOF, I have signed this Certificate as of June 29, 2017.

Name:
Title:

Exh. D-1-1

EXHIBIT D-2

FORM OF CERTIFICATE OF THE MORTGAGE LOAN SELLER

CERTIFICATE OF MORTGAGE LOAN SELLER

In connection with the execution and delivery by Wells Fargo Bank, National Association (“Wells Fargo Bank”) of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement dated and effective as of June 16, 2017 (the “Mortgage Loan Purchase Agreement”) between Wells Fargo Bank, as seller, and Morgan Stanley Capital I Inc., as purchaser (the “Purchaser”), the undersigned hereby certifies that (i) except as set forth on Schedule C to the Mortgage Loan Purchase Agreement, the representations and warranties of Wells Fargo Bank in or made pursuant to Section 4(a) of the Mortgage Loan Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, (ii) Wells Fargo Bank has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Mortgage Loan Purchase Agreement to be performed or satisfied at or prior to the date hereof, and (iii) since the date of the Mortgage Loan Purchase Agreement, there will not have been, immediately prior to the transfer of the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement, any material adverse change in the financial condition of Wells Fargo Bank. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

Certified this June 29, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Exh. D-2-1

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE OF
WELLS FARGO BANK, NATIONAL ASSOCIATION

[_____], 2017

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036
Attention: Jane H. Lam

Morgan Stanley Capital I Inc.
1221 Avenue of the Americas
New York, New York 10020
Attention: Legal Compliance Division

cmbs_notices@morganstanley.com

With copies to the Addressees listed on Schedule A

Re: BANK 2017-BNK5 – Officer’s Certificate Pursuant to Section 4(i) of the Mortgage Loan Purchase Agreement

Reference is hereby made to that certain Pooling and Servicing Agreement, dated June 1, 2017, and that certain Mortgage Loan Purchase Agreement, dated and effective as of June 16, 2017 (the “Mortgage Loan Purchase Agreement”), between the undersigned (the “Mortgage Loan Seller”) and Morgan Stanley Capital I Inc. In accordance with Section 4(i) of the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller hereby certifies to the parties listed on Schedule A, as follows:

1.	The Mortgage Loan Seller has delivered the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan to the Designated Site (as defined in the Pooling and Servicing Agreement); and

2.	Each Diligence File constitutes all documents required under the definition of “Diligence File” and such Diligence File is organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and Mortgage Loan Seller.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the [_] day of [_____], 2017.

Exh. E-1

Sincerely yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

Exh. E-2

SCHEDULE A

LIST OF ADDRESSEES TO BE COPIED

GENERAL MASTER SERVICER:

Email: commercial.servicing@wellsfargo.com

GENERAL SPECIAL SERVICER:

Email: CWCAMnoticesBANK2017-BNK5@cwcapital.com

CERTIFICATE ADMINISTRATOR:

Email: cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com

TRUSTEE:

Email: CMBSTrustee@wilmingtontrust.com

DIRECTING CERTIFICATEHOLDER:

Email: btageson@eightfoldcapital.com

ASSET REPRESENTATIONS REVIEWER:

Email: cmbs.notices@parkbridgefinancial.com

OPERATING ADVISOR:

Email: cmbs.notices@parkbridgefinancial.com

RISK RETENTION CONSULTATION PARTY

Email: cmbs_notices@morganstanley.com

Exh. E-3